UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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NORDSTROM, INC.

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1617 Sixth Avenue, Seattle, Washington 98101-1707

April 8, 2016

Dear Shareholder,

We are pleased to invite you to join the Nordstrom Board of Directors and leadership team at the 2016 Annual Meeting of Shareholders in our hometown of Seattle. The meeting will take place on Thursday, May 19, 2016 at 9:00 a.m. Pacific Daylight Time in the John W. Nordstrom Room at 1617 Sixth Avenue, 5th floor, in the downtown Seattle Nordstrom. If you are unable to be with us in person, please join the meeting live online at investor.nordstrom.com.

We strive to continually improve the level of service we offer across each of our businesses. This approach has guided us well over the years and 2015 was no exception despite a challenging retail environment in the second half of the year. The rapid pace of change, which is accelerating even faster than just a year ago, requires us to build on our culture of service each day. Customers have more options at their fingertips than ever before and it is incumbent upon us to remain focused on improving how we serve customers across each business to support a seamless experience.

Since 1901, Nordstrom’s practices and policies have been shaped by ethical standards, rigorous corporate governance practices and a commitment to financial integrity. We take a long-term view of our business and these principles are reinforced throughout the business as well as by our Board of Directors. This year we continue our efforts to present the information in this Proxy Statement in a clear and readable manner reflective of our ongoing commitment to improve transparency and to earn your continued support as a shareholder.

In addition to this Proxy Statement, we encourage you to view our online Company Review at investor.nordstrom.com and read our 2015 Annual Report. There you will find a more complete picture of our performance and how we are working to increase shareholder value by improving the customer experience.

As a shareholder, one of your key rights is voting the shares you own in Nordstrom. No matter the size of your shareholding, each vote is important and helps us better understand what is important to our shareholders. You can cast your vote online, by telephone, or by using a printed proxy card as outlined in this document.

Thank you on behalf of all of us at Nordstrom for your continued support and ownership of the Company.

Sincerely,

Enrique Hernandez, Jr.	Blake W. Nordstrom
Chairman of the Board	Co-President

Peter E. Nordstrom	Erik B. Nordstrom
Co-President	Co-President

NORDSTROM, INC. - 2016 Proxy Statement

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1617 Sixth Avenue, Seattle, Washington 98101-1707

Notice of Annual Meeting of Shareholders

Thursday, May 19, 2016

9:00 a.m. Pacific Daylight Time

John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, WA 98101

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Nordstrom, Inc. (the “Company”) will be held for the following purposes:

1.	To elect 12 Directors identified in the accompanying Proxy Statement to serve until the 2017 Annual Meeting of Shareholders;
2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm to serve for the 2016 fiscal year;
3.	To conduct an advisory vote regarding the compensation of our Named Executive Officers;
4.	To approve the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan; and
5.	To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

You are eligible to vote if you were a shareholder of record at the close of business on March 11, 2016 (the “record date”). There were 172,920,293 shares of Common Stock issued and outstanding as of March 11, 2016.

Shareholders are invited to attend the Annual Meeting in person. Those who are hearing impaired or require other assistance should contact the Company at 206-303-3033 so that we may facilitate your participation at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the Annual Meeting, you are encouraged to vote.

Seattle, Washington
April 8, 2016

By order of the Board of Directors,

Robert B. Sari
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016

The accompanying Proxy Statement and the 2015 Annual Report on Form 10-K are available at investor.nordstrom.com

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PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information.

2016 Annual Meeting of Shareholders

Date and Time:	May 19, 2016 9:00 a.m. Pacific Daylight Time	Meeting Webcast:	investor.nordstrom.com, select Webcasts and Presentations and follow the instructions given. The webcast will be archived and available for one year following the Annual Meeting.
Place:	John W. Nordstrom Room Downtown Seattle Nordstrom 1617 Sixth Avenue, 5th Floor Seattle, WA 98101-1707

Eligibility to Vote

You can vote if you were a shareholder of record at the close of business on March 11, 2016.

How to Cast Your Vote (page 66)

You can vote by any of the following methods:

Internet (www.proxyvote.com), until 11:59 p.m. Eastern Daylight Time on May 18, 2016;	Mail, by completing, signing and returning your proxy or voting instruction card on or before May 18, 2016; or

Telephone, if you requested printed materials, by using the toll-free number listed on your proxy card until 11:59 p.m. Eastern Daylight Time on May 18, 2016;	In person, if you are a shareholder of record, by voting your shares at the Annual Meeting. If your shares are held in the name of a broker, nominee or other intermediary, you must obtain a proxy, executed in your favor, to bring to the meeting.

Voting Matters (page 65)

	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors	FOR each Director Nominee	19
2. Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	24
3. Advisory Vote Regarding Executive Compensation: Say-On-Pay	FOR	56
4. Approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan	FOR	57

Board of Directors Nominees (page 20)

Name	Age	Director Since	Occupation	Committee Memberships	Other Public Company Boards
Shellye L. Archambeau*	53	2015	Chief Executive Officer of MetricStream, Inc.	Audit, Technology	Verizon, Inc.
Tanya L. Domier*	50	2015	Chief Executive Officer of Advantage Solutions	Audit, Compensation
Enrique Hernandez, Jr.*	60	1997	President and Chief Executive Officer of Inter-Con Security Systems, Inc.	Compensation, Corporate Governance and Nominating	McDonald’s Corporation, Wells Fargo & Company, Chevron Corporation
Blake W. Nordstrom	55	2005	Co-President of Nordstrom, Inc.	N/A
Erik B. Nordstrom	52	2006	Co-President of Nordstrom, Inc.	N/A
Peter E. Nordstrom	54	2006	Co-President of Nordstrom, Inc.	N/A
Philip G. Satre*	66	2006	Retired Chairman and Chief Executive Officer of Harrah’s Entertainment, Inc.	Corporate Governance and Nominating (Chair), Finance	International Game Technology, PLC
Brad D. Smith*	52	2013	President and Chief Executive Officer of Intuit, Inc.	Audit (Chair), Technology	Intuit, Inc.
Gordon A. Smith*	57	2015	Chief Executive Officer, Consumer and Community Banking of JPMorgan Chase & Co.	Compensation, Corporate Governance and Nominating	Choice Hotels International
Bradley D. Tilden*	55	2016	Chairman and Chief Executive Officer of Alaska Air Group, Inc.	Audit, Finance	Alaska Air Group, Inc.
B. Kevin Turner*	51	2010	Chief Operating Officer of Microsoft Corporation	Finance, Technology (Chair)
Robert D. Walter*	70	2008	Founder and Retired Chairman and Chief Executive Officer of Cardinal Health, Inc.	Compensation (Chair), Corporate Governance and Nominating	American Express Company, YUM! Brands, Inc.
*	Independent Director

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Governance of the Company (page 11)

•	13 of 16 Directors and 9 of 12 Director nominees are independent.
•	Independent Directors meet regularly in executive session.
•	The roles of Co-Presidents and Chairman of the Board are separate.
•	Only independent Directors are Committee members.
•	Director elections have a majority voting standard, and all Directors are elected annually.
•	The Board has stock ownership guidelines for Directors and Executive Officers.
•	Board, Committee and Director performance evaluations are conducted annually.
•	The Board and its Committees are responsible for risk oversight.
•	Co-President and management succession planning is one of the Board’s highest priorities.

Business Highlights

In 2015, we continued to grow our business despite a more challenging retail environment in the second half of the year. We added nearly $1B to our top-line, delivering total net sales growth of 7.5% and a comparable sales increase of 2.7%.

Achieved a new record for total net sales at over $14B, a 7.5% increase over our previous high last year.	Generated earnings of $600M reflecting a challenging retail environment and ongoing investments to drive growth.	Delivered a 2.7% increase in comparable sales, with Nordstrom.com achieving 15% growth.

During the year, we achieved the following milestones in executing our customer strategy:

•	Opened our first international flagship store in Vancouver, British Columbia, the most successful opening in our Company history.
•	Grew Nordstromrack.com/HauteLook by 47%, reaching over $500M in sales.
•	Expanded our fulfillment network with our third fulfillment center in Elizabethtown, Pennsylvania, located within two-day delivery of approximately half the U.S. population.
•	Initiated a strategic partnership with TD Bank on October 1, 2015, which included the sale of a substantial majority of our U.S. Visa and private label credit card receivables to TD.
•	Returned $2.4B to shareholders through share repurchase and dividends, of which $1.8B resulted from the sale of our credit card receivables.
•	Added over $400M to our top-line growth from our investments in HauteLook, Canada and Trunk Club.
•	Opened five Nordstrom full-line stores, including two in Canada, and 27 Nordstrom Rack stores.
•	Increased the number of new and total customers.

These milestones are the outcome of our strategy to serve customers on their terms and to deliver the Nordstrom experience they expect. Several years ago, we began to accelerate growth in multiple channels to evolve the customer experience that merges the richness of stores with the convenience of online. We look forward to the opportunities ahead as we continue our goal of providing a best-in-class customer experience through service, product and capabilities across all channels at Nordstrom. For more information, please see our Annual Report on Form 10-K or visit our online Company Review at investor.nordstrom.com under 2015 Company Review.

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Executive Compensation Highlights - Paying For Performance

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is straightforward in design and includes four primary elements: base salary, performance-based bonus, long-term incentives and benefits. Within these elements, we emphasize variable pay over fixed pay, with approximately 80% of our Named Executive Officers’ combined target compensation linked to our financial or market results (excluding one-time payments such as new-hire grants or relocation). The program also balances the importance of these executives achieving both critical short-term objectives and strategic long-term priorities.

Our Variable Pay Reflects Company Performance

Under our pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2015 were closely aligned with results for their variable pay components:

•	Performance-based bonuses did not pay out. While our Incentive Return on Invested Capital (“ROIC”) achievement of 11.0% exceeded the established threshold of 10.5%, our Incentive Earnings Before Interest and Income Taxes (“EBIT”) achievement of $1,246M fell below the established threshold of $1,269M. See page 33 and Appendix B to learn more about the performance-based bonus pay element including Incentive ROIC and Incentive EBIT results for 2015.
•	Performance share units granted under the long-term incentive plan paid out at 75% as our Total Shareholder Return (“TSR”) was positive and outpaced more than half of our retail peers over the 2013-2015 fiscal year performance cycle, surpassing the minimum threshold of greater than 50th percentile rank. See page 34 to learn more about the long-term incentive pay element and results for 2015.

Payouts for these variable compensation elements in prior years have been closely aligned with Company results as well. The following graphs show the average performance-based payouts to our Co-Presidents relative to Incentive EBIT and TSR ranking for fiscal year 2015 and the four prior years. This pattern of pay for performance is consistent for the other Named Executive Officers during these periods.

Annual EBIT results are used to determine performance-based bonus payouts and, as in 2015, may reflect related adjustments under the Executive Management Bonus Plan. See page 33 and Appendix B to learn more about the performance-based bonus pay element including Incentive ROIC and Incentive EBIT results for 2015.	3-Year TSR Ranking is based on our TSR results for the performance period, relative to our peers. See page 34 to learn more about long-term incentive pay.

The Compensation Committee reviews these results and other analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Based on these and other outcomes, the Compensation Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance objective and is well-aligned with shareholder interests.

For more information on executive compensation, please see the Compensation Discussion and Analysis starting on page 27.

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CORPORATE GOVERNANCE

Our Corporate Governance Framework

Since its founding, our Company’s leaders and employees have always sought to maintain the highest ethical standards in every aspect of our business. Our corporate governance framework is designed to support this tradition of integrity, trust and unyielding commitment to do the right thing, which has served our customers and shareholders well over the years. Our corporate governance framework, more fully discussed on the following pages, includes the following highlights:

Corporate Governance

- 9 of 12 Independent Director Nominees
- Independent Chairman
- Regular Executive Sessions of Independent Directors
- Committees Comprised Only of Independent Directors
- All Audit Committee Members are SEC "Audit Committee Financial Experts"
- Annual Evaluations of Board, Committees and Directors
- Authority to Hire Independent Consultants and Experts

Shareholder Rights

- Annual Election of all Directors
- Majority Vote Standard for Director Elections
- Each Common Share is Entitled to One Vote
- Shareholders of 10%+ Entitled to Call Special Meeting
- Annual Say-on-Pay Advisory Vote
- Regular Outreach and Engagement of Shareholders
- Open Communications with Directors

Compensation

- Pay-for-Performance Philosophy Guides Executive Compensation
- Stock Ownership Policy for Directors and Executive Officers
- Executive Compensation Clawback Policy
- Hedging and Pledging Policies
- Independent Compensation Consultant Engaged by Compensation Committee

Strategy and Risk

- Company Strategy Oversight by Board
- Risk Oversight by Board and Committees Aligned with Company Strategy
- Regular Risk Management Reports to Board and Committees
- Compensation Program Designed to Reduce Undue Risk
- Annual Strategy Planning Meeting
- Board Oversight of Co-Presidents and Management Succession Planning

Board Responsibilities, Leadership Structure and Role in Risk Oversight

The Board of Directors (“Board”) oversees, counsels and directs management in the long-term interests of the Company and our shareholders. The Board’s responsibilities include:

•	selecting and evaluating the performance of the Co-Presidents;

•	planning for succession with respect to the positions of the Co-Presidents and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives, our strategic and operational plans and other significant actions;

•	monitoring the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with laws and our ethics.

At this time, the Board believes that different people should hold the positions of Chairman of the Board and Co-Presidents, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Enrique Hernandez, Jr. serves as Chairman of the Board and Blake Nordstrom, Erik Nordstrom and Peter Nordstrom serve as Co-Presidents. The Co-Presidents are responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Co-Presidents and presides over the full Board. The duties of our Chairman of the Board are more fully described in the Chairman of the Board and Presiding Director section on page 12. The Board believes that this leadership structure also aids in the Board’s oversight and management of risk.

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The full Board has primary responsibility for oversight of risk management, and has assigned to the Board’s standing Committees the specific focus of the risks inherent in their respective areas of oversight. The full Board:

•	considers and reviews the Company’s risk appetite, which is the amount of risk the organization is willing and able to accept;

•	oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor, and communicate these risks) and monitors the effectiveness of this process as the business environment changes;

•	provides risk oversight through the Board’s committee structure and processes; and

•	manages directly certain risks, in particular, the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning meeting and periodically throughout the year.

The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the Company’s strategy. Within this framework, management is responsible for assessing and managing the Company’s exposure to risks. Management regularly reports on risks to the relevant Committee or the Board. The Board and its Committees discuss the various risks confronting the Company throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The risks are classified into four major categories: Strategic, Compliance, Operational and Financial, and mapped for the appropriate management and Board (and Committee) oversight.

Through the risk oversight process, the Board: (i) obtains an understanding of the risks inherent in the Company’s strategy and management’s execution of the strategy within the agreed risk appetite; (ii) accesses useful information from internal and external sources about the critical assumptions underlying the strategy; (iii) is alert for possible dysfunctional behavior within the organization which might lead to excessive risk taking; (iv) provides input to executive management regarding critical risk issues on a timely basis; and (v) encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture. The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.

Director Independence

A Director is considered independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules. In making this determination, the Board considers existing relationships between the Company and Director, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that the following Director nominees are independent within the meaning of the listing standards of the NYSE, SEC rules and the Company’s Corporate Governance Guidelines, and that none of these Director nominees have a material relationship with the Company other than as a Director:

Shellye L. Archambeau	Philip G. Satre	Bradley D. Tilden
Tanya L. Domier	Brad D. Smith	B. Kevin Turner
Enrique Hernandez, Jr.	Gordon A. Smith	Robert D. Walter

Chairman of the Board and Presiding Director

The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Enrique Hernandez, Jr. serves as the Company’s Chairman of the Board.

The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

•	presides at meetings of the Board;

•	assists in establishing the agenda for each Board and Board Committee meeting;

•	serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

•	calls special meetings of the Board and/or the shareholders;

•	provides input and support to the Chair of the Corporate Governance and Nominating Committee on nominees to fill vacant Board seats and the selection of Committee Chairs and membership on Board Committees;

•	advises the Co-Presidents and other members of the Executive Team on such matters as strategic direction, corporate governance and overall risk assessment; and

•	performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

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Director Elections

The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined; or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceeds the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting.

Management Succession Planning

The Board and management believe that one of their primary responsibilities is to ensure that the Company has the appropriate leadership capability to effectively deliver upon its business commitments. The Company’s management is actively engaged and involved in leadership development, having regular discussions of the leadership capabilities of the organization and the attraction, development and retention of critical talent to promote future success. In addition to the Company’s regular review of leadership capabilities, the Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including those of the Co-Presidents. The Board reviews high-potential employees, evaluates plans to develop their management and leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board Committee meetings, as applicable. Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.

Our entire Board, with the oversight of our Corporate Governance and Nominating Committee, is responsible for implementing succession procedures for the Co-Presidents. We believe that the Board, led by our Chairman, should collaborate with the Co-Presidents on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in one or more of the Co-Presidents’ positions, including a detailed review of the succession plan annually by the Corporate Governance and Nominating Committee. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.

Communications with Directors

Shareholders and other interested parties may communicate with Directors by contacting the Corporate Secretary’s Office at:

Telephone: 206-303-2542

Internet: board@nordstrom.com

Mail: Nordstrom, Inc. 1700 Seventh Avenue Seattle, Washington 98101-4407 Attn. Corporate Secretary

The Corporate Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate.

If no specific Director is requested, the Corporate Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

The Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline at:

Telephone: 1-888-832-8358

Internet: ethicspoint.com

Your concerns will be investigated and communicated to the Audit Committee, as necessary.

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Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee and Technology Committee. Each Committee has a Board-approved Charter which is reviewed annually by the respective Committee. Recommended changes, if any, are submitted to the Corporate Governance and Nominating Committee and the Board for approval. The Board makes Committee and Committee Chair assignments annually at its meeting immediately following the Annual Meeting, although further changes to Committee assignments may be made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all Committee members are independent under the applicable NYSE rules. Committee Charters and current Committee membership are posted on our website at investor.nordstrom.com and may be viewed by selecting Corporate Governance. The Chairs and members of the Committees as of the date of this Proxy Statement are identified in the following table.

	Audit	Compensation	Corporate Governance	Finance	Technology
Director	Committee	Committee	and Nominating Committee	Committee	Committee
Shellye L. Archambeau
Phyllis J. Campbell
Tanya L. Domier
Michelle M. Ebanks
Enrique Hernandez, Jr.
Robert G. Miller
Philip G. Satre
Brad D. Smith
Gordon A. Smith
Bradley D. Tilden
B. Kevin Turner
Robert D. Walter
Alison A. Winter

  Chair

Audit Committee

As more fully described in its Charter, which is provided in Appendix C, the primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility by reviewing and discussing:

•	the integrity of the Company’s financial statements;

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•	the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to corporate governance standards;

•	the reports resulting from the performance of audits by the independent auditor and the internal audit team;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the performance of the Company’s internal audit team.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President – Internal Audit, to review accounting, auditing and financial reporting processes, enterprise risk management, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the Executive Vice President and Chief Financial Officer and the Vice President – Internal Audit.

In addition to meeting the independence requirement for audit committee members, each current member of the Audit Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. The Board has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of the Audit Committee meet the current regulatory requirements for accounting or related financial management expertise and the Board has determined that each of them qualifies as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

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Compensation Committee

As more fully described in its Charter, the primary responsibilities of the Compensation Committee are to:

•	approve an overall compensation philosophy for the Company’s Executive Officers in light of the Company’s goals and objectives. The Executive Officers are referenced on pages 25 and 26 and include the Named Executive Officers shown in the Compensation Discussion and Analysis on page 27 and other business unit presidents and Company executives over major organizational functions reporting to the Co-Presidents or other senior executives;

•	select performance measures aligned with the Company’s business strategy;

•	review and approve the Company’s cash and equity-based compensation plans for executives;

•	review and approve any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Officers and other eligible employees; and

•	review the Company’s compensation practices so that they do not encourage imprudent risk taking.

The Committee has the sole authority to retain such consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent compensation consulting firm, to advise the Committee on executive compensation and benefit matters. Semler Brossy reports directly to the Committee, provides services only as directed by the Committee or other Committees of the Board and has no other relationship with the Company. During 2015, all fees paid to Semler Brossy for services were related exclusively to executive or Director compensation. The Compensation Committee has assessed the independence of Semler Brossy pursuant to NYSE rules and determined that Semler Brossy is independent and its work for the Compensation Committee does not raise any conflict of interest.

A consultant from Semler Brossy attends Committee meetings in person or by phone and supports the Committee by providing independent expertise on market practices and trends in executive compensation within the general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding the composition of the Company’s peer group and analysis of peer group practices for base salary, performance-based bonus, long-term incentives and other compensation elements, and advice on management’s proposed levels of executive compensation. Semler Brossy also advises the Committee on compensation program design including incentive structure, stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the Committee from time to time as necessary to carry out its responsibilities under its Charter.

Corporate Governance and Nominating Committee

As more fully described in its Charter, the primary responsibilities of the Corporate Governance and Nominating Committee are to:

•	review and recommend individuals to the Board for nomination as members of the Board and its Committees;

•	review possible conflicts of interest of Board members and the Company’s Executive Officers;

•	develop and review the Company’s Corporate Governance Guidelines;

•	review and consider revisions to the corporate governance standards contained in the Company’s Codes of Business Conduct and Ethics;

•	review and recommend approval of the policies and practices of the Company in the area of corporate governance;

•	produce and provide to the Board an annual performance evaluation of the Board, the Directors, Committee Chairs and each Committee of the Board;

•	establish succession procedures in the case of an emergency or the retirement of one or more of the Co-Presidents;

•	recommend to the Board the form and amount of Director compensation; and

•	review the overall performance of the Co-Presidents on an annual basis.

Finance Committee

As more fully described in its Charter, the primary responsibilities of the Finance Committee are to:

•	assist the Board in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	review and discuss the Company’s tax strategies and the implications of actual or proposed tax law changes;

•	review and discuss the Company’s dividend payment and share repurchase strategies, banking relationships, borrowing facilities and cash management; and

•	monitor the rating assigned by rating agencies to the Company’s long-term debt.

Additionally, in conjunction with the Technology Committee, the Committee makes recommendations to the Board with respect to investments in technology.

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Technology Committee

As more fully described in its Charter, the primary responsibilities of the Technology Committee are to:

•	assist the Board in its oversight with respect to the Company’s technology strategy;

•	review and discuss the Company’s technology acquisition and development process to assure ongoing business growth;

•	review and discuss the Company’s data management and automation processes, and measurement and tracking systems; and

•	review and discuss the Company’s policies and safeguards for information technology and data security.

Additionally, in conjunction with the Finance Committee, the Committee makes recommendations to the Board with respect to investments in technology.

Board Meetings and Attendance

The Board held five meetings during the past fiscal year, one of which was devoted principally to Company strategy. During the past fiscal year, the Audit Committee held eleven meetings and the Compensation Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Technology Committee each held four meetings. Also during the past fiscal year, the Board reviewed and discussed alternatives regarding the deployment of the proceeds from the sale of the Company’s credit card receivables and appointed a Special Committee which held one meeting devoted to allocation and use of the proceeds from the sale. Each Director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which he or she served during the year and overall attendance at the meetings, on a combined basis, was 92%. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders

Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. All Directors attended the 2015 Annual Meeting of Shareholders. Shareholders are encouraged to direct any questions that they may have to the Directors or management at the Annual Meeting.

Director Compensation

The Company’s pay-for-performance philosophy for Director compensation reflects the Board’s belief that payment of a majority of the Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company should be competitive with other companies of similar characteristics.

Employee Directors of the Company are not paid any fees for serving as members of the Board. Nonemployee Director compensation consists of the following elements:

Amount
Annual Compensation Elements for 2015	($)(a)
Director Retainer	85,000
Audit Committee Chair Retainer	20,000
Compensation Committee Chair Retainer	20,000
Corporate Governance and Nominating Committee Chair Retainer	15,000
Finance Committee Chair Retainer	15,000
Technology Committee Chair Retainer	15,000
Audit Committee Liaison to Nordstrom fsb Board Retainer	20,000
Director Equity Grant of Common Stock Award having a grant date value of	140,000
Chairman of the Board Equity Grant of Common Stock having a grant date value of	200,000
(a)	Directors may elect to take some or all of their cash retainer fees in Common Stock.

Under the Director Stock Ownership Guidelines, Directors are currently required to own Common Stock having a value of at least $425,000 by their fifth anniversary of joining the Board. As of March 11, 2016, each Director nominated for election at the Annual Meeting had either satisfied these ownership guidelines or had time remaining to do so.

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Director Summary Compensation Table

During the fiscal year ended January 30, 2016, nonemployee Directors of the Company received the following compensation for their services:

	Fees Earned	Stock	All Other
	or Paid in Cash	Awards	Compensation	Total
Name	($)(a)(b)	($)(b)(c)	($)(d)	($)
Shellye L. Archambeau	85,000	139,998	7,786	232,784
Phyllis J. Campbell	85,000	139,998	19,518	244,516
Tanya L. Domier	85,000	139,953	10,535	235,488
Michelle M. Ebanks	85,000	139,998	7,481	232,479
Enrique Hernandez, Jr.	85,000	339,963	13,537	438,500
Robert G. Miller	100,000	139,998	9,142	249,140
Philip G. Satre	100,000	139,998	1,775	241,773
Brad D. Smith	115,000	139,998	2,146	257,144
Gordon A. Smith	42,500	69,994	4,248	116,742
Bradley A. Tilden(1)	—	—	—	—
B. Kevin Turner	99,945	139,998	31,689	271,632
Robert D. Walter	105,000	139,998	5,873	250,871
Alison A. Winter	125,000	139,998	3,174	268,172
(1)	Mr. Tilden joined the Board in February 2016, following the end of the fiscal year.

(a)	Fees Earned or Paid in Cash

The amounts reported reflect the cash fees paid to each nonemployee Director, whether or not such fees were deferred or taken as Common Stock. In addition to the $85,000 annual retainer, Mr. Miller and Mr. Satre each received $15,000 for service as the Finance Committee Chair and Corporate Governance and Nominating Committee Chair, respectively. Mr. Brad Smith received $15,000 for service as the Audit Committee Chair and $15,000 for service as Audit Committee Liaison, the prorated fee for his appointment in August 2015 to those positions. Mr. Gordon Smith was appointed to the Board in November 2015 and received a prorated annual retainer. Mr. Turner received $15,000 for service as the Technology Committee Chair and elected to take his cash fees in Common Stock. Mr. Walter received $20,000 for service as the Compensation Committee Chair, and Ms. Winter received $20,000 for service as the Audit Committee Chair and $20,000 for service as Audit Committee Liaison.

(b)	Deferred Compensation Program

Nonemployee Directors may elect to defer all or a part of their cash retainers and stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections about the form and timing of distribution of their deferred cash fees or stock awards.

In 2015, cash deferrals could be directed among 19 deemed investment alternatives and gains and losses for cash deferrals were posted to the Director’s account daily based on their investment elections. In addition, plan participants were offered a fixed rate option of 5% in 2015, which was not subsidized by the Company, but rather was a rate based on guaranteed contractual returns from a third-party insurance company provider. Deferred stock awards are credited to the Director’s account as units. Each unit in the Directors Plan is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.

During the fiscal year ended January 30, 2016, Ms. Archambeau deferred 100% of her cash fees to the Directors Plan, and Mr. Satre and Mr. Walter each deferred 100% of his stock award into the Directors Plan.

(c)	Stock Award

The amounts reported reflect the grant date fair value associated with each Director’s stock awards. Fractional shares are not awarded or paid in cash. In recognition of the significant time and attention in performing the duties required of the position, our Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting, an additional stock award having a value of $200,000.

(d)	All Other Compensation

All Directors, their spouses and eligible children may participate in the Company’s employee merchandise discount program. The program provides discounts ranging from 20% for eligible nonmanagement employees up to 33% for eligible management and high-performing nonmanagement employees and Directors. A 40% discount is available at certain times of the year on specified merchandise. These discounts vary somewhat by source and type of merchandise or service. During the fiscal year ended January 30, 2016, All Other Compensation consisted only of merchandise discounts.

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Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 30, 2016, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no Executive Officer of the Company served on the board of directors or compensation committee of any entity that has one or more directors, or compensation committee of any entity that has one or more Executive Officers, serving as a member of the Company’s Board or Compensation Committee.

Codes of Business Conduct and Ethics and Other Policies

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. A grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at investor.nordstrom.com under Corporate Governance.

We have a policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate family members) from engaging in hedging or short sale transactions with respect to the Company’s Common Stock. We also have a policy with respect to pledging of Common Stock, which subjects Directors and Executive Officers to a preclearance requirement and restrictions, including that pledged shares may not be counted toward the Company’s stock ownership guidelines. Our Executive Officers, in the aggregate, have less than 0.4% of the Company’s outstanding shares pledged to third parties and are compliant with our policy.

Corporate Social Responsibility

Our goal is to operate our business with the utmost integrity and serve our customers, employees and shareholders in a way that is deserving of their support and trust. Social responsibility is one way we can follow through with this commitment. We actively pursue solutions to reduce our environmental impact, contribute to the communities we serve, and support the rights of workers who create our products. We believe that both transparency and collaboration are key to progress in all of these areas, and we disclose on our efforts in an annual Corporate Social Responsibility Report. More information can be found at nordstrom.com under Nordstrom Cares. We also continue to work with and learn from interested parties. For example, as a result of discussions with shareholders represented by Newground Social Investment, we have agreed to enhance the disclosure of our expenditures that relate to political and trade-association activities. Nordstrom does not use corporate funds to make contributions to support or oppose federal, state or local political parties, candidates, campaigns and/or ballot measures. Our statement on political activity may be accessed through our website at investor.nordstrom.com under Corporate Governance.

Website Access to Corporate Governance Documents

The Charters for each of the standing Committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our website at investor.nordstrom.com, under Corporate Governance and SEC Filings.

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PROPOSAL 1	ELECTION OF DIRECTORS

The Board recommends a vote FOR each nominee.

Twelve nominees, recommended by the Company’s Board of Directors, will be elected at the Annual Meeting, each to hold office until the 2017 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. All of the nominees, who are listed in this Proposal 1, are currently Directors of the Company.

Director Qualifications and Experience

The Board, acting through the Corporate Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, backgrounds and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Committee reviews the size of the Board, the tenure of our Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in business and areas relevant to our strategies. With respect to the nomination of continuing Directors for re-election, the individual’s prior contributions to the Board are also considered.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers of large corporations. As a group, they also bring extensive board experience. The process undertaken by the Committee in recommending qualified director candidates is described in the Director Nominating Process below.

Director Nominating Process

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.

In nominating director candidates, the Committee considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience and skill set relative to those of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. In addition to these factors, the Committee may also consider a director candidate’s diversity of background during the evaluation and selection process of director candidates. In this context, diversity is broadly construed to mean varied skills, backgrounds and experiences, which include gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee, however, does not have a formal policy regarding how diversity of background should be applied in identifying or evaluating director candidates, and, depending on the current needs of the Board, the Committee may weigh certain factors more or less heavily. The goal of the Committee is to assist the Board in attracting competent individuals with the requisite management, financial and other expertise who will act as directors in the best interests of the Company and its shareholders.

The Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Shareholders who wish to submit nominees for election as directors should follow the procedures described on page 64.

The following table summarizes key qualifications, skills or attributes most relevant to the decision to nominate an individual to serve on the Board. A mark indicates an area of focus or expertise on which the Board relies. The lack of a mark, however, does not mean the Director does not possess that qualification or skill.

Director	Global/ International Commerce	Retail Industry	e-Commerce/ Technology	Finance/ Accounting	Senior Executive Management	Legal	Customer- Focused Business	General Business Management	Communications/ Marketing	Governance	Public Company Board	Loyalty/ Rewards Programs
Shellye L. Archambeau
Tanya L. Domier
Enrique Hernandez, Jr.
Blake W. Nordstrom
Erik B. Nordstrom
Peter E. Nordstrom
Philip G. Satre
Brad D. Smith
Gordon A. Smith
Bradley D. Tilden
B. Kevin Turner
Robert D. Walter

No director candidates were recommended by our shareholders for election at the Annual Meeting.

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Our Director Nominees

Information related to the Director nominees as of April 8, 2016 is set forth below, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company.

Shellye L. Archambeau

Director since 2015

Age 53

Chief Executive Officer of MetricStream, Inc., a global provider of governance, risk, compliance and quality management solutions to corporations across diverse industries, since 2002. Prior to joining MetricStream, Ms. Archambeau was Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., a provider of Internet infrastructure services, from 2001 to 2002; Chief Marketing Officer of NorthPoint Communications from 2000 to 2001; and President of Blockbuster Inc.’s e-commerce division from 1999 to 2000. Before joining Blockbuster, Ms. Archambeau held domestic and international executive positions during a 15-year career at IBM. Ms. Archambeau has been a director of Verizon, Inc. since December 2013. She served as a director of Arbitron, Inc. from 2005 to 2013.

Ms. Archambeau brings to the Board, among other skills and qualifications, leadership experience in technology, e-commerce, digital media and communications. Her technology and international experience uniquely positions her to advise the Board and senior management on global operations and on technology innovations to elevate the customer experience.

Tanya L. Domier

Director since 2015

Age 50

Chief Executive Officer of Advantage Solutions, a global business solutions services firm, since 2013 and has served on Advantage Solutions’ board of directors since 2008. Ms. Domier was President and Chief Operating Officer from 2010 to 2012 and President of Marketing Services Division and Integrated Marketing Services from 2000 to 2010. Before joining Advantage Solutions (formerly known as Advantage Sales & Marketing) in 1990, Ms. Domier held management positions with the J.M. Smucker Company.

Ms. Domier brings to the Board extensive experience in global sales and marketing focused on the customer, successful strategic planning expertise and senior leadership skills.

Enrique Hernandez, Jr.

Director since 1997

Age 60

President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986 and Executive Vice President and Assistant General Counsel from 1984 to 1986. Prior to joining Inter-Con Security Systems, Mr. Hernandez, who is a licensed attorney, practiced law with the firm of Brobeck, Phleger & Harrison in Los Angeles. Mr. Hernandez has been a director of McDonald’s Corporation since 1996, Wells Fargo & Company since 2003 and Chevron Corporation since 2008. Mr. Hernandez served as a director of the Tribune Company from 2001 to 2007.

Mr. Hernandez brings to the Board executive, operational, executive compensation and legal experience with a regulated business with a large number of employees in the United States and abroad, as well as key marketing skills, experience in corporate governance matters and working with diverse boards of directors, management oversight, risk assessment and expertise in responding to complex financial, operational and strategic challenges.

Blake W. Nordstrom

Director since 2005(a)

Age 55

Co-President of Nordstrom, Inc., since May 2015. Mr. Nordstrom previously served as President of Nordstrom from August 2000 to May 2015, Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom has held various other management and sales positions of increasing responsibility since joining the Company in 1975. He served as a director of the Federal Reserve Bank of San Francisco, Seattle Branch, from 2004 to 2006 and as a director of the Federal Reserve Bank of San Francisco from 2007 to 2012. Mr. Nordstrom served as a director of Whole Foods, Inc. from 2011 to 2012.

Mr. Nordstrom’s positions of increasing responsibility with the Company over 40 years, including diverse executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

(a)	Blake Nordstrom, Erik Nordstrom and Peter Nordstrom are brothers, great grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company. Erik Nordstrom and Peter Nordstrom’s biographical information is on the following page.

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Erik B. Nordstrom

Director since 2006

Age 52

Co-President of Nordstrom, Inc. since May 2015. Mr. Nordstrom served as Executive Vice President and President – Nordstrom.com from May 2014 to May 2015. From February 2006 to May 2014, Mr. Nordstrom was Executive Vice President and President – Stores of Nordstrom, Inc. From August 2000 to February 2006, Mr. Nordstrom served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1979.

Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 35 years, including executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

Peter E. Nordstrom

Director since 2006

Age 54

Co-President of Nordstrom, Inc. since May 2015. Mr. Nordstrom served as Executive Vice President and President – Merchandising of Nordstrom, Inc. from February 2006 to May 2015. From September 2000 to February 2006, Mr. Nordstrom served as Executive Vice President and President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1978.

Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 35 years, including executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

Philip G. Satre

Director since 2006

Age 66

Retired Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1994 to 2003 and a director of Harrah’s from 1988 to 2005, serving as Chairman of the Board from 1997 to 2005. Mr. Satre held various other positions of increasing responsibility with Harrah’s beginning in 1980, when he joined the company as Vice President, General Counsel and Secretary, until his retirement in 2005. Prior to joining Harrah’s, Mr. Satre practiced law in Reno, Nevada. He has been a director of International Game Technology, PLC since January 2009 and its Chairman since December 2009. Mr. Satre served as a director of NV Energy from 2005 through 2013, Rite Aid Corporation from 2005 to 2011 and Tabcorp Holdings, Ltd. (Australia) from 2000 to 2007.

Mr. Satre’s roles at Harrah’s Entertainment provide him legal experience, senior leadership skills as chief executive officer and experience overseeing customer loyalty and service programs. Further, Mr. Satre’s substantial board experience at International Game Technology, Rite Aid, NV Energy, Tabcorp and his role as Chairman of Harrah’s Entertainment, which under his leadership became one of the world’s largest casino gaming companies, provide him with extensive experience responding to complex financial, operational and strategic challenges, experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Brad D. Smith

Director since 2013

Age 52

President and Chief Executive Officer of Intuit, Inc., a global provider of business and financial management solutions since 2008. Mr. Smith has served on Intuit’s board of directors since 2008. Mr. Smith joined Intuit in 2003 and served as Senior Vice President and General Manager, Small Business division from 2006 to 2007, Senior Vice President and General Manager, QuickBooks from 2005 to 2006, Senior Vice President and General Manager, Consumer Tax Group from 2004 to 2005 and as Vice President and General Manager of Intuit’s Accountant Central and Developer Network from 2003 to 2004. Before joining Intuit, Mr. Smith was Senior Vice President of Marketing and Business Development of ADP, where he held several executive positions from 1996 to 2003. Mr. Smith served on the board of directors of Yahoo! Inc. from 2010 until 2013.

Mr. Smith brings to the Board digital expertise, brand marketing, innovation and entrepreneurial experience, as well as financial and accounting skills, from his position at Intuit. He provides unique insights related to technology innovation and marketing of products and services to broad audiences throughout the world. Mr. Smith’s service on the boards of Yahoo! and Intuit provide him with experience in corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

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Gordon A. Smith

Director since 2015

Age 57

Chief Executive Officer, Chase Consumer and Community Banking, JP Morgan Chase & Co., a global financial services firm, since 2007. Mr. Smith was President, Global Commercial Card Group for American Express Travel Related Services, Inc., from 2005 to 2007, President of Consumer Card Services Group for American Express Travel Related Services, Inc., from September 2001 to 2005 and Executive Vice President of U.S. Service Delivery from March 2000 to September 2001. Mr. Smith joined American Express in 1978 and held positions of increasing responsibility within the company. Mr. Smith has served on the board of directors of Choice Hotels International since 2004.

Mr. Smith brings to the Board his extensive experience in customer-focused businesses in a highly competitive industry. He provides unique insights with respect to customer rewards programs in the consumer services industry. Further, Mr. Smith’s service on a public company board provides him with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Bradley D. Tilden

Director since 2016

Age 55

Chairman and Chief Executive Officer of Alaska Air Group and its two subsidiaries, Alaska Airlines and Horizon Air since January 2014 and President of Alaska Airlines since December 2008. In May 2012, Mr. Tilden was named President and Chief Executive Officer of Alaska Air Group and Chief Executive Officer of Alaska Airlines and Horizon Air. He served as Executive Vice President of Finance and Planning from 2002 to 2008 and as Chief Financial Officer from 2000 to 2008 for Alaska Airlines and Alaska Air Group, and prior to 2000, was Vice President of Finance at Alaska Airlines and Alaska Air Group. Before joining Alaska Airlines, Mr. Tilden worked for the accounting firm PricewaterhouseCoopers. He serves on the board of Alaska Air Group.

Mr. Tilden brings to the Board executive, operational, strategic planning and financial experience, as well as insights with respect to customer rewards programs in the consumer services industry. Mr. Tilden’s service on a public company board provides him with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

B. Kevin Turner

Director since 2010

Age 51

Chief Operating Officer of Microsoft Corporation, a worldwide software, services and solutions provider, since 2005. In his capacity as Chief Operating Officer, Mr. Turner’s areas of responsibility include global/worldwide sales, marketing, services, operations, customer service and support, worldwide licensing and pricing, corporate public relations, corporate information technology, worldwide partner channel management and the retail stores division. Mr. Turner served as Chief Executive Officer and President of Sam’s Club, a Wal-Mart subsidiary corporation from 2002 to 2005. Between 1985 and 2002, Mr. Turner held a number of positions of increasing responsibility with Wal-Mart Stores, Inc., including Executive Vice President and Global Chief Information Officer from 2001 to 2002.

Mr. Turner’s experience at Microsoft and Wal-Mart has provided him with strategic and operational leadership skills and expertise in online worldwide sales, global operations, supply chain, merchandising, branding, marketing, information technology and public relations.

Robert D. Walter

Director since 2008

Age 70

Private investor since 2008. Mr. Walter was founder and former Chairman and CEO of Cardinal Health, Inc. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director from November 2007 to June 2008; Executive Chairman of the Board from April 2006 to November 2007; and Chairman and Chief Executive Officer from 1971 to April 2006. Mr. Walter has been a director of American Express Company since 2002 and YUM! Brands, Inc. since 2008. He served as a director of Cardinal Health (and its predecessors) from 1971 to November 2008.

Mr. Walter’s roles at Cardinal Health, which under his leadership grew from a small regional business to become one of the largest distributors of pharmaceuticals, health and beauty products and hospital supplies in the United States, provide him executive, operational, accounting and executive compensation experience, leadership and strategic skills and significant experience acquiring and developing businesses and building management teams. Further, Mr. Walter’s proven financial and business acumen and significant board experience at American Express and YUM! Brands give him background and experience working with directors, overseeing management and assessing risk.

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AUDIT COMMITTEE REPORT

The following Report of the Company’s Audit Committee of the Board (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee operates under a written Charter adopted by the Board. The Charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s Charter is available on our website at investor.nordstrom.com, under Corporate Governance.

The Board determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the Audit Committee reviews and discusses Company policies and processes with respect to risk assessment and risk management, including discussions of individual risk areas. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte, the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted nonaudit services to be performed by the Company’s independent auditors, and periodically reviews whether to request proposals for the engagement of the independent audit firm.

The Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 30, 2016 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following actions by the Committee:

•	review and discussion of the Company’s audited consolidated financial statements with management;

•	review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	discussions with management regarding the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•	discussions with management, the internal auditors, and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	discussions with legal counsel and management regarding contingent liabilities;

•	receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

•	discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Auditing Standard No. 16 Communications with Audit Committees, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Shellye L. Archambeau
Phyllis J. Campbell
Tanya L. Domier
Brad D. Smith, Chair
Bradley D. Tilden
Alison A. Winter

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends a vote FOR this proposal.

The Audit Committee, consistent with NYSE and SEC rules, has appointed Deloitte to be the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over forty years, including the fiscal year ended January 30, 2016.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees

The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended January 30, 2016 and January 31, 2015:

	Fiscal Year Ended		Fiscal Year Ended
	January 30, 2016		January 31, 2015
Type of Fee	($)	(%)	($)	(%)
Audit Fees(a)	2,490,000	78	2,510,000	81
Audit-Related Fees(b)	669,000	21	519,000	17
Tax Fees(c)	9,000	1	50,000	2
TOTAL	3,168,000	100	3,079,000	100

(a)	Audit Fees

Audit Fees primarily include services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly-owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.

(b)	Audit-Related Fees

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting. Also included are accounting research tool subscription fees of $2,850 for fiscal year ended January 30, 2016 and $2,847 for fiscal year ended January 31, 2015.

(c)	Tax Fees

Tax Fees include various tax planning projects and miscellaneous compliance matters.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 30, 2016 and January 31, 2015 were pre-approved in accordance with the policies and procedures adopted by the Audit Committee. The pre-approval policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair is responsible for updating the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

The Audit Committee approves fees up to a specified amount associated with each proposed service. Providing for fees up to a specified amount for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

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EXECUTIVE OFFICERS

The Executive Officers of the Company are appointed annually by the Board following each year’s Annual Meeting of Shareholders and serve at the discretion of the Board. In addition to Blake Nordstrom, Erik Nordstrom and Peter Nordstrom, whose biographical information is provided under Election of Directors on pages 20 and 21, the following are the other Executive Officers of the Company.

Brian K. Dennehy

Employee since 2013

Age 50

Brian K. Dennehy was named Chief Marketing Officer upon joining the Company in January 2013, and was named Executive Vice President in February 2013. Prior to joining the Company, Mr. Dennehy served as Chief Marketing Officer of Silicon Valley Bank Financial Group from March 2011 until December 2012. From 2001 to 2011, Mr. Dennehy was employed at Intuit, Inc., serving as Vice President of Business Intelligence, Data and Analytics from 2009 to 2011, Vice President of Marketing, Small Business Division from 2005 to 2009, as well as other executive positions from 2001 to 2005.

Christine F. Deputy

Employee since 2015

Age 50

Christine F. Deputy was named Executive Vice President – Human Resources upon joining the Company in June 2015. Prior to joining the Company, Ms. Deputy served as Group Human Resources Director at Aviva plc from March 2013 to June 2015. From February 2012 to March 2013, Ms. Deputy was Human Resources Director – Global Retail Banking for Barclays Bank. From July 2009 to February 2012, Ms. Deputy was Chief Human Resource Office at Dunkin’ Brands. Ms. Deputy was employed at Starbucks, Inc. from March 1998 to June 2009, serving as Vice President, Human Resources Asia Pacific from November 2007 to June 2009, Vice President, Global Staffing from September 2005 to January 2008, as well as other executive positions from 1998 to 2005.

James A. Howell

Employee since 2007

Age 50

James A. Howell was named Executive Vice President – Finance and Treasurer in November 2014. From 2007 to 2014, he served as Vice President – Finance. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry, after spending 12 years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

Michael G. Koppel

Employee since 1999

Age 59

Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a specialty retailer from 1997 through 1998. Prior to that, Mr. Koppel spent 13 years with the May Department Stores Company in a variety of financial and operating roles.

Daniel F. Little

Employee since 2002

Age 54

Daniel F. Little was named Executive Vice President and Chief Information Officer in February 2014. From 2003 to 2014, he served as Executive Vice President and Chief Administrative Officer and from July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Prior to joining the Company in July 2002, Mr. Little held various positions with Colgate-Palmolive from April 1993 through June 2002, most recently as Manufacturing General Manager for Personal Care Products in Europe.

James F. Nordstrom, Jr.

Employee since 1986

Age 43

James F. Nordstrom, Jr. was named Executive Vice President and President – Stores in May 2014. From 2005 to 2014, he served as Executive Vice President and President – Nordstrom Direct. He previously served as Corporate Merchandise Manager – Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder.

Robert B. Sari

Employee since 2009

Age 60

Robert B. Sari was named Executive Vice President, General Counsel and Secretary upon joining the Company in April 2009. Prior to joining the Company, he served as Executive Vice President, General Counsel and Secretary of Rite Aid Corporation since October 2005. Mr. Sari also served as Rite Aid’s Senior Vice President, General Counsel and Secretary from 2002 to 2005 and as Senior Vice President, Deputy General Counsel and Secretary from 2000 to 2002. Mr. Sari served in other roles for Rite Aid beginning in 1997.

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Geevy S.K. Thomas

Employee since 1983

Age 51

Geevy S. K. Thomas was named Executive Vice President and President – Nordstrom Rack, in February 2010. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager – Full-Line Stores from February 2001 to November 2001, and as Executive Vice President – Full-Line Stores and Director of Merchandising Strategy from February 2000 to February 2001. Prior to February 2000, Mr. Thomas held various merchandise strategy, store and regional management positions with the Company.

Kenneth J. Worzel

Employee since 2010

Age 51

Kenneth J. Worzel was named Executive Vice President – Strategy and Development upon joining the Company in March 2010. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, Mr. Worzel provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, Mr. Worzel was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, Mr. Worzel provided consulting services to the Company from 1997 to 2008.

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section describes our executive compensation program and the compensation decisions made for our fiscal year 2015 Named Executive Officers:

Blake W. Nordstrom	Co-President
Peter E. Nordstrom	Co-President
Erik B. Nordstrom	Co-President
Michael G. Koppel	Executive Vice President and Chief Financial Officer
Christine F. Deputy	Executive Vice President – Human Resources

In May 2015, we announced the appointment of Blake Nordstrom, Peter Nordstrom and Erik Nordstrom as Co-Presidents of Nordstrom, Inc. The three executives retained their current roles and responsibilities and will continue to serve on the Nordstrom Board of Directors where they are engaged in developing the Company’s long-range strategic plans. There were no changes to their annual compensation as a result of their appointments as Co-Presidents. For purposes of our filings with the SEC, including this annual Proxy Statement, Blake Nordstrom is considered our Principal Executive Officer. In June 2015, Christine Deputy joined Nordstrom as the Executive Vice President – Human Resources.

2015 Snapshot

Continued Growth Despite Challenging Retail Environment

In 2015, we continued to grow our business despite a more challenging retail environment in the second half of the year. We added nearly $1B to our top-line, delivering total net sales growth of 7.5% and a comparable sales increase of 2.7%.

During the year, we achieved the following milestones in executing our customer strategy:

•	Opened our first international flagship store in Vancouver, British Columbia, the most successful opening in our Company history.

•	Grew Nordstromrack.com/HauteLook by 47%, reaching over $500M in sales.

•	Expanded our fulfillment network with our third fulfillment center in Elizabethtown, Pennsylvania, located within two-day delivery of approximately half the U.S. population.

•	Initiated a strategic partnership with TD Bank on October 1, 2015, which included the sale of a substantial majority of our U.S. Visa and private label credit card receivables to TD.

•	Returned $2.4B to shareholders through share repurchase and dividends, of which $1.8B resulted from the sale of our credit card receivables.

•	Added over $400M to our top-line growth from our investments in HauteLook, Canada and Trunk Club.

•	Opened five Nordstrom full-line stores, including two in Canada, and 27 Nordstrom Rack stores.

•	Increased the number of new and total customers.

These milestones are the outcome of our strategy to serve customers on their terms and to deliver the Nordstrom experience they expect. Several years ago, we began to accelerate growth in multiple channels to evolve the customer experience that merges the richness of stores with the convenience of online. We look forward to the opportunities ahead as we continue our goal of providing a best-in-class customer experience through service, product and capabilities across all channels at Nordstrom.

Shareholders Support our Compensation Program

Our shareholders approved our Board’s recommendation to hold Say-on-Pay advisory votes on an annual basis so that we may communicate frequently and openly about the compensation of our Named Executive Officers. Each year since 2011, 94% or more of the votes cast have been in favor of our Say-on-Pay proposal. Shareholders have demonstrated strong support for our fundamental objective of pay for performance as we continue to apply these guiding principles:

•	Motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests, while avoiding encouragement of excessive risk taking;

•	Attract and keep the best talent through programs that reflect our values and consider, but are not dictated by, market practice;

•	Ensure the cost of our programs best serve a balance of employee and shareholder business interests;

•	Keep things simple to promote understanding for our employees and transparency for our shareholders; and

•	Be attuned to trends and new ideas to support our programs and diverse workforce.

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2015 Highlights Reflect Dynamics of Our Business Model

Achieved a new record for total net sales at over $14B, a 7.5% increase over our previous high last year.	Generated earnings of $600M reflecting a challenging retail environment and ongoing investments to drive growth.	Delivered a 2.7% increase in comparable sales, with Nordstrom.com achieving 15% growth.

		2014		2015
Measures and results	• Incentive Return on Invested Capital (“Incentive ROIC”)	13.6%		11.0%
used for bonus calculation:
No Bonus Paid for 2015	• Incentive Earnings Before Interest and Income Taxes (“Incentive EBIT”)	$1,391	M	$1,246	M

See page 33 and Appendix B to learn more about the performance-based bonus pay element including Incentive ROIC and Incentive EBIT results for 2015.

We Emphasize Variable Pay and Balance Short- and Long-Term Incentives

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is straightforward in design and includes four primary elements: base salary, performance-based bonus, long-term incentives and benefits. Within these elements, we emphasize variable pay over fixed pay, with approximately 80% of our Named Executive Officers’ combined target compensation linked to our financial or market results (excluding one-time payments such as new-hire grants or relocation). The program also balances the importance of these executives achieving both critical short-term objectives and strategic long-term priorities.

Our Variable Pay Reflects Company Performance

Under our pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2015 were closely aligned with results for their variable pay components:

•	Performance-based bonuses did not pay out. While our Incentive ROIC achievement of 11.0% exceeded the established threshold of 10.5%, our Incentive EBIT achievement of $1,246M fell below the established threshold of $1,269M. See page 33 and Appendix B to learn more about the performance-based bonus pay element including Incentive ROIC and Incentive EBIT results for 2015.

•	Performance share units granted under the long-term incentive plan paid out at 75% as our Total Shareholder Return (“TSR”) was positive and outpaced more than half of our retail peers over the 2013-2015 fiscal year performance cycle, surpassing the minimum threshold of greater than 50th percentile rank. See page 34 to learn more about the long-term incentive pay element and results for 2015.

Payouts for these variable compensation elements in prior years have been closely aligned with Company results as well. The graphs on the following page show the average performance-based payouts to our Co-Presidents relative to Incentive EBIT and TSR ranking for fiscal year 2015 and the four prior years. This pattern of pay for performance is consistent for the other Named Executive Officers during these periods.

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Annual EBIT Results are used to determine performance-based bonus payouts and, as in 2015, may reflect related adjustments under the Executive Management Bonus Plan. See page 33 and Appendix B to learn more about the performance-based bonus pay element including Incentive ROIC and Incentive EBIT results for 2015.	3-Year TSR Ranking is based on our TSR results for the performance period, relative to our peers. See page 34 to learn more about long-term incentive pay.

The Compensation Committee reviews these results and other analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Based on these and other outcomes, the Compensation Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance objective and is well-aligned with shareholder interests.

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Effective Corporate Governance Reinforces Our Compensation Program

Our executive compensation philosophy is reflected in governance practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. Below is a summary of what we do and don’t do in that regard.

WHAT WE DO
Pay for performance: Our compensation program for Named Executive Officers emphasizes variable pay over fixed pay, with approximately 80% of their collective target compensation linked to our financial or market results.
Retain meaningful stock ownership guidelines: Our expectations for ownership align executives’ interests with those of our shareholders, and all Named Executive Officers have exceeded their targets.
Mitigate undue risk: We have caps on potential bonus payments, a clawback policy on performance-based compensation, and active and engaged oversight and risk management systems, including those related to compensation-related risk.
Engage an independent compensation consulting firm: The Compensation Committee’s consultant does not provide any other services to the Company.
Apply conservative post-employment and change in control provisions: Executive Officers are subject to provisions in the same manner as those for our broader employee population.
Limit accelerated vesting: Our equity plan provides for accelerated vesting of equity awards after a change in control only if an executive is involuntarily terminated, a provision referred to as a “double trigger.”
Restrict pledging activity: All Executive Officers are subject to pre-clearance requirements and restrictions.
Receive strong shareholder support: Each year since 2011, 94% or more of the votes cast have been in favor of our Say-on-Pay proposal.
WHAT WE DON’T DO
Provide employment agreements.
Offer separation benefits to Named Executive Officers who are Nordstrom family members.
Offer special perquisites to our Named Executive Officers.
Maintain separate change in control agreements.
Gross up taxes upon change in control payments.
Gross up taxes, except selected relocation expenses.
Reprice underwater stock options.
Issue grants below 100% fair market value.
Pay dividends on unearned performance share units.
Permit hedging or short-sale transactions.
Count pledged shares towards stock ownership targets.

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Context for Understanding Our Compensation Program and Decisions

This section provides background on the roles involved in determining compensation for our Named Executive Officers, our use of market data and the companies selected for our peer group.

Our Roles in Determining Compensation are Well Defined

Compensation Committee

Our Compensation Committee (“Committee”) oversees the development and delivery of our guiding principles and compensation plans for the Named Executive Officers and other executives as described in the Committee Charter on our website at investor.nordstrom.com.

As part of that oversight, the Committee ensures the Named Executive Officers’ aggregate compensation aligns with shareholder interests by reviewing analyses that includes:

•	Cash alignment to evaluate the short-term incentive payouts relative to our EBIT performance results.

•	Relative pay and performance to compare the percentile rankings of our total direct compensation (base salary + performance-based bonus + long-term incentives) with financial performance metrics of our peer group.

Compensation Committee Consultant

The Committee’s independent executive compensation consulting firm, Semler Brossy Consulting Group, LLC (“Semler Brossy”), is retained by, and reports directly to, the Committee. A consultant from that firm attends the Committee meetings and supports the Committee’s role by providing independent expertise on market practices, compensation program design and related subjects as described on page 15. Semler Brossy provides services only as directed by the Committee and has no other relationship with the Company. There were no fees paid to Semler Brossy for services that were not related exclusively to executive or Director compensation during fiscal year 2015.

Management

Our Co-Presidents provide input to the Committee on the level and design of compensation elements for the Named Executive Officers and other Executive Officers, excluding themselves. Our Executive Vice President – Human Resources joins the Co-President(s) in Compensation Committee meetings to provide perspective and expertise relevant to the agenda. Management supports the Committee’s activity by providing analyses and recommendations developed internally or occasionally with the assistance of external consulting firms other than the Committee’s consulting firm. Management did not utilize any external consultants for such assistance in 2015.

Market Data Provides a Reference Point for Compensation

The Committee believes that knowledge of market practices, particularly those of our peers listed on the following page, is helpful in assessing the design and targeted level of our executive compensation package. In reviewing peer group information, the Committee uses a customized survey prepared by external consultants (Hay Group), monitors general market movement for executive pay and references proxy statements for specific roles.

During the year, the Committee also reviews general information from other published and private surveys to keep current on trends and practices while recognizing the differences across companies’ philosophies and plan designs.

When the Committee reviews market data, they consider the 50th percentile (median) of our peer group as a reference point, rather than a policy, for positioning target total direct compensation. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.

Blake Nordstrom, Peter Nordstrom and Erik Nordstrom’s target total direct compensation for 2015 was below our peer group median. Michael Koppel and Christine Deputy’s target total direct compensation was within a competitive range of our peer group median. Actual pay for the Named Executive Officers can exceed our established targets or peer group actual pay through the variable compensation elements when pre-determined performance milestones are achieved.

Peer Group Companies Represent Our Business

Each year, the Committee reviews the appropriateness of our peer group for comparison on pay and related practices. While the companies represent prominent brands and specialty retailers that are relevant to Nordstrom, they may not always have a direct match to our product offerings or annual revenue. However, the peer group companies meet the following selection criteria:

•	collective representation of our primary business areas including our full-price, off-price, in stores, and online business and private label products;

•	some overlap with our industry group as defined by institutional shareholders and shareholder service organizations;

•	general compatibility with our compensation strategy through a competitive offering of the primary pay elements of base salary, performance-based bonus and long-term incentives; and

•	public company subject to similar market pressures with a track record of sustainability.

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Our peer group used for determining compensation in fiscal year 2015 was comprised of the following retail companies:

Abercrombie & Fitch Co.	Kohl’s Corporation	Starbucks Corporation
Bed Bath & Beyond, Inc.	L. Brands, Inc.	Tiffany & Co.
Coach, Inc.	Macy’s, Inc.	The TJX Companies, Inc.
Dillard’s, Inc.	Neiman Marcus, Inc.	Urban Outfitters, Inc.
Foot Locker, Inc.	Nike, Inc.	VF Corporation
Gap, Inc.	Ralph Lauren Corporation	Williams-Sonoma, Inc.
J.C. Penney Company, Inc.	Ross Stores, Inc.

During 2015, as part of its annual review of peer companies to be used for compensation comparison purposes, the Committee updated the peer group for 2016 by (1) removing Abercrombie & Fitch Co. due to its decreasing size, and (2) adding Michael Kors Holdings Limited and The Estee Lauder Companies, Inc. because both fit within our selection criteria.

Each Element of Compensation Has its Own Purpose

Our compensation program for Named Executive Officers is made up of four primary elements outlined below. Each element has its own purpose based on our fundamental premise of pay for performance and our guiding principles. Additional information is provided on the following page in the “About Our Compensation Elements, What We Paid in 2015 and Why” section.

Compensation Element	Purpose
Base Salary (Page 33)	Reflect scope of the role and individual performance through base-line cash compensation.
Performance-Based Annual Cash Bonus (Page 33)	Motivate and reward contributions to annual operating performance and long-term business strategy with cash that varies based on results.
Long-Term Incentives (Page 34)	Promote alignment of executive decisions with Company goals and shareholder interests through stock options, performance share units and restricted stock units where value varies with Company stock performance.
Benefits (Page 35)	Provide meaningful and competitive broad-based, leadership and retirement benefits that support healthy lifestyles and contribute to financial security.

Only Base Pay Values Changed for 2015

On an annual basis, the Committee reviews base salary, performance-based bonus target opportunity and long-term incentive grant value for each of the Named Executive Officers in consideration of the upcoming fiscal year. Committee decisions for fiscal year 2015 are summarized below and shown as a comparison of 2014 and 2015 fiscal year end (“FYE”) amounts. The Committee believes these elements and the overall compensation program are meeting the expectations for our pay-for-performance philosophy and guiding principles.

			Performance-Based		Long-Term Incentives
			Annual Cash Bonus		Annual Grant
	Base Salary		(Target Opportunity as % of		(Grant Value as % of
	($)		Base Salary)		Base Salary)
Name	FYE 2014	FYE 2015	FYE 2014	FYE 2015	FYE 2014	FYE 2015
Blake W. Nordstrom	725,000	740,000	200	same	250	same
Peter E. Nordstrom	725,000	740,000	200	same	250	same
Erik B. Nordstrom	725,000	740,000	200	same	250	same
Michael G. Koppel	748,800	770,000	90	same	175	same
Christine F. Deputy (a)	N/A	525,000	N/A	80	N/A	150

(a)	Christine Deputy joined the Company in June 2015.
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About Our Compensation Elements, What We Paid in 2015 and Why

Base Salary

The Committee begins its annual review of base salary for the Named Executive Officers through discussion with the Co-Presidents on the expectations and achievements of each executive during the previous year, as well as their pay history and pay equity with other internal roles. The Committee then references our pay levels to similar roles in peer companies to ensure they are within a competitive range of peer group median.

Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1st following their annual performance review, which includes a discussion about individual results against defined expectations.

For 2015, Blake Nordstrom, Peter Nordstrom, Erik Nordstrom and Michael Koppel received increases in base pay to acknowledge their performance and maintain relative market competitiveness.

Performance-Based Annual Cash Bonus

The opportunity for annual performance-based cash awards under our shareholder-approved Nordstrom, Inc. Executive Management Bonus Plan is designed to focus the Named Executive Officers on the alignment between annual operating performance and long-term business strategy. In support of our guiding principles, the performance-based bonus awards pay out only when pre-determined performance milestones are achieved. The Committee establishes the following criteria in developing the annual bonus arrangements:

•	Target bonus opportunity: In determining the target percentage of base salary shown on page 32, the Committee takes into account the mix of pay elements, market pay information for similar roles within our peer group and the internal relationship between roles within the Company.

In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times an executive’s target bonus opportunity. This maximum is higher than is common among our retail peers because we believe it is important to continue encouraging and paying rewards when we achieve truly superior results.

•	Performance measures: The Committee establishes the performance measures to focus executives on the most important annual and long-term strategic goals. For fiscal year 2015, the Named Executive Officers all had the following measures:

–	ROIC to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded only after earnings generate a meaningful return for our shareholders.

–	EBIT to emphasize the importance of earnings and its role in driving shareholder value. Each executive’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•	Performance measure milestones: The Committee defines financial milestones for ROIC (as a threshold) and EBIT (as a range) that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects the Committee’s belief that there should be a balance between executive pay opportunity, reinvestment in the Company and return to shareholders.

In accordance with our bonus plan, ROIC and EBIT achievement used to determine bonus payout may differ from ROIC and EBIT, as reported in our Form 10-K filed on March 14, 2016, due to the exclusion of certain one-time gains or losses. In this situation, we refer to the measure achievements as Incentive ROIC and Incentive EBIT. This is the case for 2015 where achievements reflect non-operating related adjustments not included in the financial plan.

–	The ROIC threshold was set at a level consistent with the minimum EBIT performance to ensure that an appropriate return on our invested capital was achieved before any bonus was paid out. The 2015 Incentive ROIC achievement of 11.0% exceeded the established threshold of 10.5%.

–	The minimum EBIT performance milestone was established at a likely, but not certain, level of attainment and was based on growth assumptions for sales and earnings. The minimum performance milestone ensures no payout is earned until a defined level of EBIT is achieved. The target performance represents stretch results relative to growth in the annual operating plan, our historical performance trends, market conditions and current external projections for the Company. The superior performance milestone indicates breakthrough results and considers earlier periods of strong earnings growth. The 2015 Incentive EBIT achievement of $1,246M fell below the minimum performance milestone of $1,269M required for payout.

Because the EBIT performance threshold was not achieved, no performance-based bonuses were awarded to our Named Executive Officers in 2015. The fiscal year 2015 EBIT performance milestones and Incentive EBIT achievement are shown below. Incentive ROIC and Incentive EBIT are not measures of financial performance under Generally Accepted Accounting Principles (“GAAP”) and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets and other financial measures prepared in accordance with GAAP. See Appendix B for a reconciliation of GAAP and non-GAAP financial measures.

2015 EBIT Milestones and Bonus Payout

	Minimum	Threshold	Target	Superior / Maximum	Actual Achievement
EBIT Performance	Less than $1,269M	$1,269M	$1,349M	$1,415M or Greater	$1,246M
Bonus Payout Level
% of Executive’s Target Bonus Opportunity	0%	25%	100%	250%	0%

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Long-Term Incentives

Annual grants of equity under the shareholder-approved 2010 Equity Incentive Plan provide the Named Executive Officers with additional incentive to create shareholder value and receive financial rewards. The long-term incentive value that determines the size of the annual grant to Named Executive Officers is expressed as a percentage of base salary as shown on page 32.

In establishing the long-term incentive value at grant for each Named Executive Officer, the Committee considers the mix of pay elements, market pay information for similar roles within our peer group, our annual share usage and dilution, and internal equity of grant size by role. The grant value of the equity awarded to the Named Executive Officers, other than Christine Deputy, in the fiscal year 2015 annual grant consisted of 50% stock options, 25% performance share units and 25% restricted stock units. Because Christine Deputy was hired midyear, she did not receive performance share units as part of her annual grant. Instead, she received the grant value as 50% stock options and 50% restricted stock units. In addition to the 2015 annual grant, Christine Deputy received a new-hire grant consisting of restricted stock units, as reported on page 43.

The Committee typically approves annual grants of equity awards during the February Committee meeting, which is scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. The February meeting occurs after performance results for the prior year are known, which allows the Committee to align compensation elements with our performance and business goals.

Stock Options, Performance Share Units and Restricted Stock Units Create the Right Balance

The Committee believes the relationship between our equity vehicles represents the right balance of absolute and relative performance.

•	Stock options provide motivation for creating increased value while aligning management and shareholder interests in our growth. The options vest and become exercisable in four equal annual installments and have a 10-year term. None of our equity incentive plans permit repricing, grant prices below 100% of the fair market value of Common Stock on the date of grant or cash dividend payments on options.

•	Performance share units focus the executives on relative performance compared to companies in Standard & Poor’s 500. The units are earned after a 3-year performance cycle only when the Company’s TSR outperforms more than 50% of the companies identified for that grant. The Committee believes relative TSR is a meaningful measure for performance share units as it aligns with shareholder interests and complements the measures established for executives under the performance-based bonus plan.

For purposes of determining the TSR percentile rank, the share price of our Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average that is established both prior to the beginning of the performance cycle and prior to the end of the performance cycle. These parameters recognize the importance of relative performance while balancing against volatility within the peer group.

In keeping with our pay-for-performance philosophy, our approach to performance share units requires a high standard of performance before any payout may be earned. Given the potential leverage that we offer through the performance-based bonus plan and the value that could be realized from stock options and restricted stock units, the Committee believes this is the appropriate way to balance rewards.

The performance share units are earned on the last day of the 3-year cycle if performance criteria have been met, and become vested when the results have been certified by the Committee. The Named Executive Officers may elect to defer their vested units into the Executive Deferred Compensation Plan described on page 49.

•	Restricted stock units complement our objectives for balancing award value through both absolute and relative stock performance. Units granted as part of the annual grant vest in four equal annual installments.

2013 Performance Share Units Paid Out at 75%

Performance share units for the 2013-2015 fiscal year performance cycle were granted based on the vesting schedule shown below. At the end of the performance cycle, our TSR of 0.88% outpaced more than half of our retail peers, meeting the minimum threshold of greater than 50th percentile, which is required for payout. The value realized on vesting is included in the Option Exercises and Stock Vested in Fiscal Year 2015 table on page 47.

Required Percentile Rank for Vesting	% of Granted Performance Share Units Paid Out at Vesting
>90th	175
>80th	150
>75th	125
>65th	100
>50th	75
≤50th	0

At the time of grant in 2013, our peer group for performance share units included the companies listed below. Saks was removed from the peer group in 2013 after it was acquired. ANN, INC. was removed from the peer group in 2015 after it was acquired.

Abercrombie & Fitch Co.	Macy’s, Inc.
ANN, INC.	Saks Incorporated
Chico’s FAS, Inc.	Sears Holdings Corporation
Coach, Inc.	Target Corporation
Dillard’s, Inc.	Tiffany & Co.
Gap, Inc.	The TJX Companies, Inc.
J.C. Penney Company, Inc.	Urban Outfitters, Inc.
Kohl’s Corporation	VF Corporation
L. Brands, Inc.

2014 and 2015 Performance Share Units are Still in Process

The 3-year performance cycle for the 2014 performance share units runs February 2, 2014 through January 28, 2017. The 3-year performance cycle for the 2015 performance share units runs February 1, 2015 through February 3, 2018. The vesting schedule for these grants is the same as shown above, and the peer group is comprised of companies in the Standard & Poor’s 500 as of the first day of the performance cycle.

Adjustment of Outstanding Equity Awards Upon Special Dividend

The shareholder-approved 2010 Equity Incentive Plan requires that outstanding equity awards be adjusted in the event of a special dividend payment in order to maintain the economic value of outstanding awards. As a result, upon the sale of a substantial majority of the Company’s credit card receivables and the Board’s declaration of a special dividend on

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October 1, 2015, outstanding equity awards and option exercise prices were adjusted. The adjusted values are reflected in the Grants of Plan-Based Awards in 2015 table on pages 42 and 43, Outstanding Equity Awards at Fiscal Year-End 2015 table on page 45, Option Exercises and Stock Vested in Fiscal Year 2015 table on page 47, and Equity Compensation Plans table on page 55.

Stock Ownership Guidelines Align Executives and Shareholders

Ownership of Common Stock by our Named Executive Officers and other Executive Officers is encouraged by management and the Board to align executives’ interests with those of our shareholders. As a result, stock ownership guidelines were formally established in 2004. Ownership shares are made up of all forms of Common Stock, as well as vested performance share units that are deferred and unvested restricted stock units. Ownership shares do not include unvested or vested stock options, unvested performance share units or pledged shares.

The Named Executive Officers and other Executive Officers have an annual share target defined as base salary on each April 1st multiplied by their ownership multiple of base salary divided by the 52-week average closing stock price set each April 1st. The ownership multiples of base salary depend on the executive’s role in the Company and are as shown in the following table for the Named Executive Officers. The Committee has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision making with shareholder interests.

Multiple of Base Salary Used to
Position	Establish Ownership Target
Co-President	10x
Executive Vice President and Chief Financial Officer	4x
Executive Vice President – Human Resources	3x

Under our guidelines, Named Executive Officers and other Executive Officers are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an Executive Officer may buy or sell Company shares. The Executive Officers must also achieve and retain a minimum holding of 100% of their ownership targets before they may sell Company shares.

The Committee regularly reviews stock ownership status for the Named Executive Officers. All of the Named Executive Officers have exceeded their ownership targets.

Benefits

Nordstrom offers the Named Executive Officers a comprehensive program of broad-based, leadership and retirement benefits. Their purpose varies by benefit, but in general enhances total compensation with meaningful and competitive offerings that support healthy lifestyles and contribute to financial security. These benefits are regularly reviewed for consistency with our guiding principles, organizational culture and market practices. Additional information on 2015 benefits is provided as noted below.

		Benefit	Where to Learn More
Broad-Based	•	Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident insurance; health savings account and flexible spending accounts. Employee Stock Purchase Plan. Merchandise discount. Paid time off.	For merchandise discount, see All Other Compensation in Fiscal Year 2015, footnote (b) on page 40.
Leadership	•	Salary continuance; long-term disability coverage; life insurance	For long-term disability and life insurance, see All Other Compensation in Fiscal Year 2015, footnote (a) on page 40.
	•	Executive Deferred Compensation Plan	See Nonqualified Deferred Compensation beginning on page 49.
	•	Leadership Separation Plan	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2015, footnote (f) on page 54.
Retirement	•	401(k) match and discretionary profit-based match	See All Other Compensation in Fiscal Year 2015, footnote (c) on page 41.
	•	Retiree health care (closed to new entrants in 2013)	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2015, footnote (e) on page 54.
	•	Supplemental Executive Retirement Plan (closed to new entrants in 2012)	See Pension Benefits beginning on page 48.

Changes for 2016

Each year, the Committee reviews the design of our total compensation elements and makes changes as needed to improve alignment with our guiding principles. In 2016, the Committee made the following changes:

Base Salary

•	For 2016, the Named Executive Officers received increases of approximately 2.5% in base pay to maintain relative market competitiveness.

Performance-Based Annual Cash Bonus

•	The Board is proposing an Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan (see Proposal 4) to provide flexibility in the Company’s incentive plan structure while preserving deductibility under Internal Revenue Code (“IRC”) section 162(m). The Plan allows the Committee to develop executive-specific compensation plans within a 162(m)-compliant structure. The underlying plan is the performance-based annual cash bonus plan outlined on page 33.

•	In connection with the performance-based annual cash bonus plan, the Committee has added a Strategic Bonus Measure contingent upon shareholder approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan. In addition to the ROIC and EBIT bonus measures, with this change the Committee will also take into account our success on executing against our strategic objectives.

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Long-Term Incentives

•	Blake Nordstrom, Peter Nordstrom and Erik Nordstrom received an increase in their Long-Term Incentive Annual Grant, which increased the grant value as a percent of base salary from 250% to 350%, in order to improve market competitiveness.

•	We provided an increase to the 2016 Long-Term Incentive Annual Grant value as a percent of base salary for Michael Koppel from 175% to 233% and for Christine Deputy from 150% to 200% to reinforce our alignment of executive compensation with shareholder interests.

Benefits

•	The Committee approved an amendment to the Company’s Leadership Separation Plan whereby only leadership employees whose positions are eliminated will be eligible for separation pay under the Plan. Blake Nordstrom, Peter Nordstrom and Erik Nordstrom are not eligible for the Leadership Separation Plan.

Additional Information

Compensation Risk Assessment Supports Integrity of the Pay Program

The Committee oversees an extensive review of the Company’s pay-for-performance philosophy, the composition and balance of elements in the compensation package and the alignment of plans with shareholder interests to ensure these practices do not pose a material adverse risk to the organization.

The review is conducted every other year as underlying programs and practices are generally consistent over time. The last review, for fiscal year 2014, concluded with the following perspectives:

•	The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has served our stakeholders, and in particular, our shareholders, well. The strength of this alignment is regularly reviewed and monitored by the Committee.

•	As a fashion specialty retailer, the Company’s compensation-related risks are generally more straightforward than some other business sectors. We have systems in place to identify, monitor and control risks, making it difficult for a single individual or a group of individuals to expose the Company to material risk.

•	Our compensation program rewards both short- and long-term performance. Company results are team-oriented rather than individually focused and tied to measurable factors that are both transparent to shareholders and drivers of their returns.

•	The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing strategic long-term priorities. Strong stock ownership guidelines are in place for Company leaders, and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.

•	The Committee is actively engaged in establishing compensation plans, monitoring these plans during the year and using discretion in making rewards, as necessary.

•	The Company has active and engaged oversight systems in place. The entire Board is aware of the compensation program, as established and approved by the Committee. The Audit Committee and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting, which is in place to provide strong, timely insight into the performance of the Company.

As a result of this review, the Committee believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Executive Compensation Clawback Policy Applies to Performance-Based Pay

In February 2008, the Board adopted a formal executive compensation clawback policy that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an Executive Officer, beginning in that fiscal year. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an Executive Officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the Executive Officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.

Termination and Change in Control Provisions are Committee-Directed

Under our Leadership Separation Plan, the eligible Named Executive Officers receive severance benefits upon involuntary termination of employment by the Company, other than for cause, to assist in the transition from active employment. Separation benefits are described in the Potential Payments Upon Termination or Change in Control section beginning on page 50.

As described in the same section, the Named Executive Officers are generally not entitled to any payment or accelerated benefit in connection with a change in control of the Company. However, the Named Executive Officers are entitled to accelerated vesting of equity if they experience a qualifying termination within 12 months following a change in control.

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Tax and Accounting Considerations Underlie the Compensation Elements

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•	Section 162(m) of the IRC, which generally disallows a tax deduction to public companies for annual compensation over $1M paid to their Named Executive Officers (other than the Principal Financial Officer). The IRC generally excludes from the calculation of the $1M cap compensation that is based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan. The Committee considers, among other things, the impact of this exclusion for performance-based compensation when developing and implementing our executive compensation programs. Annual awards under our short-term and long-term incentive plans are generally designed in a manner that is intended to meet the requirements under the exclusion. However, due to the complex nature of the requirements that must be met, we cannot guarantee that such awards will qualify as performance-based compensation under Section 162(m).

While the Committee seeks to preserve tax deductibility in developing and implementing our compensation program, the Committee also believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying Company goals. Therefore, amounts paid under any of our executive compensation programs may be subject to the Section 162(m) limitation on deductibility.

•	Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Stock Compensation (“ASC 718”), where stock options, performance share units and restricted stock units are accounted for based on their grant date fair value (see the notes to the financial statements contained within the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC). The Committee regularly considers the accounting implications of our equity-based awards.

•	Section 409A of the IRC, the limitations of which primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. The Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Tanya L. Domier
Enrique Hernandez, Jr.
Gordon A. Smith
Robert D. Walter, Chair

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Summary Compensation Table

The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for fiscal years ended January 30, 2016, January 31, 2015 and February 1, 2014.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)
Blake W. Nordstrom	2015	735,445	—	906,175	906,232	—	—	61,858	2,609,710
Co-President	2014	722,986	—	906,152	906,481	1,197,990	—	55,630	3,789,239
	2013	718,958	—	438,099	1,312,779	921,330	—	43,526	3,434,692
Michael G. Koppel	2015	764,328	—	655,120	655,199	—	—	23,659	2,098,306
Executive Vice President and	2014	742,000	—	629,974	630,155	556,793	1,916,126	30,609	4,505,657
Chief Financial Officer	2013	710,750	—	295,749	886,115	411,739	737,203	28,151	3,069,707
Peter E. Nordstrom	2015	735,445	—	906,175	906,232	—	—	42,203	2,590,055
Co-President	2014	722,986	—	906,152	906,481	1,197,990	318,071	40,137	4,091,817
	2013	718,958	—	438,099	1,312,779	921,330	—	34,115	3,425,281
Erik B. Nordstrom	2015	735,445	—	906,175	906,232	—	—	55,224	2,603,076
Co-President	2014	722,986	—	906,152	906,481	1,197,990	864,701	51,386	4,649,696
	2013	718,958	—	438,099	1,312,779	921,330	—	49,425	3,440,591
Christine F. Deputy	2015	319,206	200,000	2,293,615	393,744	—	—	306,537	3,513,102
Executive Vice President –	2014	—	—	—	—	—	—	—	—
Human Resources	2013	—	—	—	—	—	—	—	—

(a)	Salary

The amounts shown represent base salary earned during the fiscal year. These numbers vary somewhat from the annual base salaries disclosed on page 32 due to the fact that our fiscal year ends on the Saturday nearest to January 31st and salary increases are effective April 1st of each year. The 2015 base salaries for the Named Executive Officers were $740,000 each for Blake Nordstrom, Peter Nordstrom and Erik Nordstrom, $770,000 for Michael Koppel and $525,000 for Christine Deputy. The amount shown for Christine Deputy reflects a partial year of pay as she joined the Company in June 2015. Because she was not a Named Executive Officer prior to fiscal year 2015, no amounts are reported for fiscal years 2014 or 2013 in this column or others in the Summary Compensation Table.

Christine Deputy elected to defer $17,680 of base salary earned during calendar year 2016 into the Executive Deferred Compensation Plan. Due to the timing of our fiscal year end, $769 of this was attributed to fiscal year 2015, as reported in the Fiscal Year 2015 Nonqualified Deferred Compensation Table on page 50.

Blake Nordstrom, Michael Koppel, Peter Nordstrom and Erik Nordstrom all contributed a portion of their base salary earned during fiscal year 2015 to the 401(k) Plan.

(b)	Bonus

Christine Deputy received a cash payment of $200,000 as part of her new-hire compensation package when she joined the Company in June 2015.

(c)	Stock Awards

The amounts reported for Blake Nordstrom, Michael Koppel, Peter Nordstrom and Erik Nordstrom reflect the grant date fair value of performance share units and restricted stock units granted during the fiscal year under the 2010 Equity Incentive Plan. The amount reported for Christine Deputy reflects the grant date fair value of the restricted stock units granted under the 2010 Equity Incentive Plan as part of her new-hire compensation package. The amounts reported are not the value actually received.

The value the Named Executive Officers will ultimately receive from their performance share units will depend on whether the performance requirement is met and the market price of Common Stock at the end of the performance cycle. The amounts reported were calculated in accordance with FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”) by multiplying the number of performance share units awarded by the closing price of Common Stock on the date of grant. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2015 table on pages 42 and 43 for the number of performance share units granted in fiscal year 2015.

The value the Named Executive Officers may receive from their restricted stock units will depend on whether the time-based vesting requirement is met and the market price of Common Stock on the vesting date. The amounts reported were calculated in accordance with ASC 718 and were based on the number of restricted stock units granted and the closing price of Common Stock on the date of grant. See column (d) of the Grants of Plan-Based Awards in Fiscal Year 2015 table on pages 42 and 43 for the number of restricted stock units granted in fiscal year 2015.

(d)	Option Awards

The amounts reported reflect the grant date fair value of stock options granted during the fiscal year under the 2010 Equity Incentive Plan. This is not the value received. The Named Executive Officers will only realize value from stock options if the market price of Common Stock is higher than the exercise price of the options at the time of exercise. The amounts reported were calculated in accordance with ASC 718. See column (e) of

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the Grants of Plan-Based Awards in Fiscal Year 2015 table on pages 42 and 43 for the number of stock options granted in fiscal year 2015.

Assumptions used in the calculation of these amounts for fiscal years 2015, 2014 and 2013 are included in the notes to the financial statements contained within the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC.

(e)	Non-Equity Incentive Plan Compensation

No amounts are reported for fiscal year 2015 because Company results that year did not meet the pre-established performance targets set by the Compensation Committee under the shareholder-approved Executive Management Bonus Plan and no performance-based bonuses were awarded to the Named Executive Officers for the year.

(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts to be reported are the changes in actuarial present value from fiscal year-end 2014 to fiscal year-end 2015 for each of the eligible Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan (“SERP”). The present value of the benefit is affected by current earnings, credited years of service, the executive’s age and time until normal retirement eligibility, the age of the executive’s spouse or life partner as the potential beneficiary, and economic assumptions (discount rate and mortality table used to determine the present value of the benefit).

The present value of Blake Nordstrom, Michael Koppel, Peter Nordstrom and Erik Nordstrom’s benefits decreased from last year by $1,143,415, $785,760, $1,268,866 and $1,246,492, respectively. The decreases were primarily the results of an increase in the discount rate from 3.70% to 4.55% and an update to the mortality table used to determine the present value of the benefit. Decreases are not reported in the table, so no amounts are shown. No amount is reported for Christine Deputy because the SERP was closed to new entrants prior to when she joined the Company. See the Pension Benefits section beginning on page 48 for more information about the SERP.

The amounts were calculated using the same discount rate and mortality table assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. Assumptions used in the calculation of these amounts are included in the notes to the financial statements contained within the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC.

Michael Koppel and Christine Deputy had account balances in the Executive Deferred Compensation Plan in fiscal year 2015, as shown on page 50. They did not receive any above-market-rate or preferential earnings on their deferred compensation, so no amounts for these types of earnings are included in the table.

(g)	All Other Compensation

A detailed description of all other compensation paid to the Named Executive Officers is shown in the table below.

All Other Compensation in Fiscal Year 2015

The following table shows each component of “All Other Compensation” for fiscal year 2015, reported in column (g) of the Summary Compensation Table on page 39, calculated at the aggregate incremental cost to the Company.

			Broad-Based
	Leadership	Broad-Based	Retirement
	Benefits	Benefits	Benefit	Other
	Premium		401(k) Plan	Personal Use	Expenses in
	on	Merchandise	Company	of Company	Connection with	Tax Reim-
	Insurance	Discount	Match	Aircraft	Relocation	bursement	Total
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)
Blake W. Nordstrom	569	50,579	10,600	110	—	—	61,858
Michael G. Koppel	584	12,475	10,600	—	—	—	23,659
Peter E. Nordstrom	569	31,000	10,600	34	—	—	42,203
Erik B. Nordstrom	569	41,845	10,600	2,210	—	—	55,224
Christine F. Deputy	286	39,018	—	—	194,863	72,370	306,537

(a)	Premium on Insurance

The Company provides life insurance to the Named Executive Officers in an amount equal to approximately 1.25 times their base salary and additional long-term disability insurance. The amounts reported are the annual Company-paid premiums.

(b)	Merchandise Discount

The Company provides a merchandise discount for its employees. The Named Executive Officers were provided a discount of 33% for purchases at Nordstrom full-line stores and Nordstrom.com and 20% for purchases at Nordstrom Rack stores, Nordstromrack.com/HauteLook and our restaurants. A 40% discount is available at certain times of the year on

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specified merchandise. The merchandise discount provided to the Named Executive Officers is the same as for all other eligible management and high-performing nonmanagement employees of the Company. The amounts reported are the total discounts the Named Executive Officers received on their Nordstrom purchases during the fiscal year.

(c)	401(k) Plan Company Match

The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan to all eligible employees, including the Named Executive Officers. The Named Executive Officers may defer up to 16% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the Plan, subject to IRC limits.

Although the matching contribution is discretionary and subject to change, the Company currently matches employee contributions for the Plan year, dollar for dollar, up to 4% of eligible pay. The 2015 calendar year compensation limit for eligible pay was $265,000, as set by the IRS. The maximum Company contribution for the eligible Named Executive Officers was $10,600 (4% x $265,000), as reported on page 40.

The Company also offers a discretionary match up to an additional 2% of eligible pay, based on Company performance. However, based on the Company’s performance in 2015, no additional profit-based match was made.

Contributions under the Plan may be directed to any of 13 custom target retirement date funds or to any of 9 individual investment alternatives, including Common Stock. The Plan also offers a self-directed brokerage option.

(d)	Personal Use of Company Aircraft

The Company owns two aircraft which it uses for business purposes. On rare occasions, a Named Executive Officer’s guest accompanies the executive on a business trip on the Company’s aircraft as an additional passenger. Only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft) are included in determining the aggregate incremental cost to the Company. When travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive, which is the Company’s practice to fully disclose. The Company does not reimburse the Named Executive Officers for taxes incurred as a result of the imputed income.

In fiscal year 2015, Blake Nordstrom and Erik Nordstrom were each accompanied by a family member on two business trips and Peter Nordstrom was accompanied by a family member on one business trip. The costs reported are the total direct variable costs associated with the family member’s travel which include the tax deduction the Company was not able to take as a result of the nondeductible portion of the aircraft operating costs.

(e)	Expenses in Connection with Relocation

The Company provides relocation assistance to eligible employees who have changed their place of residence to accept a position with Nordstrom. The type and amount of assistance varies by leadership level. Christine Deputy received the standard relocation benefits under our guidelines for an executive vice president when she moved from England to the Company’s headquarters in Seattle. The amount reported is the cost incurred by the Company and includes home finding, final travel expenses, transportation of household goods and new home closing costs.

(f)	Tax-Reimbursement

The Company provides reimbursement of all taxes incurred on taxable moving expenses to employees who have changed their place of residence to accept a position with Nordstrom. The amount reported is the tax reimbursement received by Christine Deputy in fiscal year 2015.

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Grants of Plan-Based Awards in Fiscal Year 2015

The following table discloses the potential range of payouts for:

•	non-equity incentive plan awards granted in fiscal year 2015. These awards are performance-based cash bonuses granted under the Executive Management Bonus Plan, as described on page 33; and

•	equity incentive plan awards granted in fiscal year 2015. These awards are performance share units granted under the 2010 Equity Incentive Plan, as described on page 34.

The table also discloses:

•	the grant date fair value of performance share units granted under the 2010 Equity Incentive Plan in fiscal year 2015;

•	the number, price and grant date fair value of stock options granted under the 2010 Equity Incentive Plan in fiscal year 2015, as described on page 34; and

•	the number and grant date fair value of restricted stock units granted under the 2010 Equity Incentive Plan in fiscal year 2015, as described on page 34.

			Estimated Future Payouts			Estimated Future Payouts			All Other	All Other		Grant
			Under Non-Equity Incentive			Under Equity Incentive			Stock	Option		Date Fair
			Plan Awards			Plan Awards			Awards:	Awards:	Exercise	Value of
			(b)			(c)			Number	Number of	or Base	Stock
									of Shares	Securities	Price of	and
	Grant								of Stock	Underlying	Option	Option
Name	Date	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
and Award	(a)	Date	($)	($)	($)	(#)	(#)	(#)	(#)(d)	(#)(e)	($/Sh)(f)	($)(g)
Blake W. Nordstrom
Executive Management Bonus			370,000	1,480,000	3,700,000
Performance Share Unit Award	2/24/2015	2/13/2015				4,516.5	6,022.0	10,538.5				453,069
Stock Option Award	2/24/2015	2/13/2015								45,996	75.23	906,232
Restricted Stock Unit Award	2/24/2015	2/13/2015							6,230			453,106
Michael G. Koppel
Executive Management Bonus			173,250	693,000	1,732,500
Performance Share Unit Award	2/24/2015	2/13/2015				3,265.5	4,354.0	7,619.5				327,557
Stock Option Award	2/24/2015	2/13/2015								33,255	75.23	655,199
Restricted Stock Unit Award	2/24/2015	2/13/2015							4,504			327,563
Peter E. Nordstrom
Executive Management Bonus			370,000	1,480,000	3,700,000
Performance Share Unit Award	2/24/2015	2/13/2015				4,516.5	6,022.0	10,538.5				453,069
Stock Option Award	2/24/2015	2/13/2015								45,996	75.23	906,232
Restricted Stock Unit Award	2/24/2015	2/13/2015							6,230			453,106

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			Estimated Future Payouts			Estimated Future Payouts			All Other	All Other		Grant
			Under Non-Equity Incentive			Under Equity Incentive			Stock	Option		Date Fair
			Plan Awards			Plan Awards			Awards:	Awards:	Exercise	Value of
			(b)			(c)			Number	Number of	or Base	Stock
									of Shares	Securities	Price of	and
	Grant								of Stock	Underlying	Option	Option
Name	Date	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
and Award	(a)	Date	($)	($)	($)	(#)	(#)	(#)	(#)(d)	(#)(e)	($/Sh)(f)	($)(g)
Erik B. Nordstrom
Executive Management Bonus			370,000	1,480,000	3,700,000
Performance Share Unit Award	2/24/2015	2/13/2015				4,516.5	6,022.0	10,538.5				453,069
Stock Option Award	2/24/2015	2/13/2015								45,996	75.23	906,232
Restricted Stock Unit Award	2/24/2015	2/13/2015							6,230			453,106
Christine F. Deputy
Executive Management Bonus			64,327	257,308	643,269
Stock Option Award	8/24/2015	5/5/2015								20,094	67.34	393,744
Restricted Stock Unit Award	8/24/2015	5/5/2015							35,231			2,293,615

(a)	Grant Date

The grant date is the first open-window trading day that falls on or after the Compensation Committee’s approval of the grant, or in the case of Christine Deputy, who joined the Company in June 2015, the first open-window trading day that falls on or after the later of the Compensation Committee’s approval of the grant or the executive’s hire date.

(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The amounts shown report the range of possible cash payouts for fiscal year 2015 associated with established levels of performance under the Executive Management Bonus Plan. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance, as discussed on page 33. For there to be any payout, the minimum performance milestone must be achieved. For fiscal year 2015, the minimum performance milestone was not achieved so no bonus was earned or paid to the Named Executive Officers, as reported in the Summary Compensation Table on page 39, in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Estimated Future Payouts Under Equity Incentive Plan Awards

The numbers shown report the range of potential performance share unit payouts for the three-year performance cycle of the 2015 grant, beginning February 1, 2015 and ending February 3, 2018. Payouts are shown in units at 75%, 100% and 175% of the number of performance share units granted. If the threshold level of performance is not met, no payout will be earned. The numbers shown reflect the adjustments approved by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, as described in the Compensation Discussion and Analysis on page 34.

(d)	All Other Stock Awards: Number of Shares of Stock or Units

The numbers shown report the number of restricted stock units granted to the Named Executive Officers in fiscal year 2015 under the 2010 Equity Incentive Plan. These restricted stock units granted to Blake Nordstrom, Michael Koppel, Peter Nordstrom and Erik Nordstrom vest in four equal annual installments beginning one year from the date of grant. Christine Deputy received restricted stock unit grants as part of her new-hire compensation package in 2015. These grants of 21,034 units, 6,062 units and 8,135 units vest in three, four and five equal annual installments, respectively, beginning one year from the date of grant. The numbers shown reflect the adjustments approved by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, as described in the Compensation Discussion and Analysis on page 34. For more information about long-term incentive grant practices, see page 34.

(e)	All Other Option Awards: Number of Securities Underlying Options

The numbers shown report the number of stock options granted to the Named Executive Officers in fiscal year 2015 under the 2010 Equity Incentive Plan, as adjusted by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. These stock options vest and become exercisable in four equal annual installments beginning one year from

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the date of grant. For more information about long-term incentive grant practices, see page 34.

Under the 2010 Equity Incentive Plan, the Compensation Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units and performance share units. In fiscal year 2015, the Named Executive Officers were granted stock options, restricted stock units and performance share units.

(f)	Exercise or Base Price of Option Awards

The exercise prices of the stock options granted in fiscal year 2015 of $75.23 and $67.34 were the fair market values at the closing price of Common Stock on the grant dates, February 24, 2015 and August 24, 2015, respectively, as adjusted by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34.

(g)	Grant Date Fair Value of Stock and Option Awards

The grant date fair value of the performance share units, stock options and restricted stock units was calculated in accordance with ASC 718. The reported value for performance share units was calculated by multiplying the number of performance share units granted by the closing price of Common Stock on February 24, 2015, the date of grant, which was $75.23. The reported value reflects the adjustment by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance requirement is met and the market price of Common Stock at the end of the performance cycle.

The reported value for stock options was calculated by multiplying the number of options awarded by the fair value of an option on the date of grant, which was $19.70 and $19.60 on February 24, 2015 and August 24, 2015, respectively. The reported value reflects the adjustment by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. The Named Executive Officers will only realize value from the stock options if the market price of Common Stock is higher than the grant price at the time of exercise. The actual value received by the Named Executive Officers will be the difference between the stock price at that future exercise date and the grant prices of $75.23 and $67.34 on February 24, 2015 and August 24, 2015, respectively.

The reported value for restricted stock units was calculated by multiplying the number of restricted stock units awarded by the fair value of the restricted stock units on the date of grant. The reported value reflects the adjustment by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. The adjusted fair value of the restricted stock units granted on February 24, 2015 was $72.73. The adjusted fair values of restricted stock units granted on August 24, 2015 were $65.37, $64.95 and $64.53 for the restricted stock units that vest annually over three, four and five years, respectively. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the time-based vesting requirement is met and the market price of Common Stock at the time of any vesting.

Outstanding Equity Awards at Fiscal Year-End 2015

The table on the following page provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended January 30, 2016. The table includes vested but unexercised stock options, unvested stock options, unvested restricted stock units and performance share units with time remaining in their three-year performance cycles. The vesting schedules for outstanding stock options and restricted stock units and additional information about the outstanding performance share units is shown on pages 46 and 47. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is shown in the Beneficial Ownership Table on page 59.

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		Option Awards					Stock Awards
									Equity	Equity
				Equity				Market	Incentive	Incentive
				Incentive				Value of	Plan Awards:	Plan Awards:
				Plan Awards:			Number	Shares	Number of	Market or
		Number of Securities		Number of			of Shares	or	Unearned	Payout Value
		Underlying		Securities			or Units	Units of	Shares, Units	of Unearned
		Unexercised Options		Underlying			of Stock	Stock	or Other	Shares, Units
		(#)		Unexercised	Option		That	That	Rights That	or Other Rights
			Unexer-	Unearned	Exercise	Option	Have Not	Have Not	Have	That Have Not
	Grant	Exer-	cisable	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date	cisable	(a)	(#)	($)	Date	(#)(b)	($)	(#)(c)	($)(d)
Blake W.	2/22/2006	52,524	—		37.61	2/22/2016
Nordstrom	3/1/2007	42,847	—		50.09	3/1/2017
	2/28/2008	55,522	—		35.51	2/27/2018
	2/27/2009	127,251	—		12.58	2/27/2019
	2/26/2010	83,578	—		34.50	2/26/2020
	2/25/2011	74,994	—		42.48	2/25/2021
	2/22/2012	55,119	18,374		49.15	2/22/2022
	3/4/2013	49,781	49,782		50.26	3/4/2023
	3/3/2014	15,186	45,561		57.16	3/3/2024
	3/3/2014						5,714	280,557
	2/24/2015	—	45,996		75.23	2/24/2025
	2/24/2015						6,230	305,893
									10,461	513,635
Michael G.	2/28/2008	38,073	—		35.51	2/27/2018
Koppel	2/27/2009	87,257	—		12.58	2/27/2019
	2/26/2010	42,983	—		34.50	2/26/2020
	2/25/2011	42,585	—		42.48	2/25/2021
	2/22/2012	35,433	11,812		49.15	2/22/2022
	3/4/2013	33,602	33,602		50.26	3/4/2023
	3/3/2014	10,556	31,673		57.16	3/3/2024
	3/3/2014						3,960	194,436
	2/24/2015	—	33,255		75.23	2/24/2025
	2/24/2015						4,328	212,505
									7,398	363,242
Peter E.	3/1/2007	29,992	—		50.09	3/1/2017
Nordstrom	2/28/2008	51,556	—		35.51	2/27/2018
	2/27/2009	118,161	—		12.58	2/27/2019
	2/26/2010	77,609	—		34.50	2/26/2020
	2/25/2011	69,637	—		42.48	2/25/2021
	2/22/2012	51,182	17,062		49.15	2/22/2022
	3/4/2013	49,781	49,782		50.26	3/4/2023
	3/3/2014	15,186	45,561		57.16	3/3/2024
	3/3/2014						5,945	291,900
	2/24/2015	—	45,996		75.23	2/24/2025
	2/24/2015						6,230	305,893
									10,461	513,635
Erik B.	3/1/2007	29,992	—		50.09	3/1/2017
Nordstrom	2/28/2008	51,556	—		35.51	2/27/2018
	2/27/2009	118,161	—		12.58	2/27/2019
	2/26/2010	77,609	—		34.50	2/26/2020
	2/25/2011	69,637	—		42.48	2/25/2021
	2/22/2012	51,182	17,062		49.15	2/22/2022
	3/4/2013	49,781	49,782		50.26	3/4/2023
	3/3/2014	15,186	45,561		57.16	3/3/2024
	3/3/2014						5,945	291,900
	2/24/2015	—	45,996		75.23	2/24/2025
	2/24/2015						6,230	305,893
									10,461	513,635
Christine F.	8/24/2015	—	20,094		67.34	8/24/2025
Deputy	8/24/2015						35,231	1,729,842

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(a)	Number of Securities Underlying Unexercised Options: Unexercisable

The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended January 30, 2016. All stock option grants have a four-year vesting schedule of 25% per year and a 10-year term.

Grant Date	Vesting Schedule	Expiration Date
2/22/2012	25% per year with a remaining vesting date of 2/22/2016	2/22/2022
3/4/2013	25% per year with remaining vesting dates of 3/4/2016 and 3/4/2017	3/4/2023
3/3/2014	25% per year with remaining vesting dates of 3/3/2016, 3/3/2017 and 3/3/2018	3/3/2024
2/24/2015	25% per year with vesting dates of 2/24/2016, 2/24/2017, 2/24/2018 and 2/24/2019	2/24/2025
8/24/2015	25% per year with vesting dates of 8/24/2016, 8/24/2017, 8/24/2018 and 8/24/2019	8/24/2025

(b)	Number of Shares or Units of Stock That Have Not Vested

The following table shows the grant date and vesting schedule for all unvested restricted stock units as of the fiscal year ended January 30, 2016. The restricted stock unit grants for Blake Nordstrom, Michael Koppel, Peter Nordstrom and Erik Nordstrom all have a four-year vesting schedule of 25% per year. The restricted stock unit grants for Christine Deputy of 21,034 units, 6,062 units and 8,135 units vest equally over three, four and five years, respectively.

Grant Date	Vesting Schedule
3/3/2014	25% per year with remaining vesting dates of 3/3/2016, 3/3/2017 and 3/3/2018
2/24/2015	25% per year with vesting dates of 2/24/2016, 2/24/2017, 2/24/2018 and 2/24/2019
8/24/2015	33.3% per year with vesting dates of 8/24/2016, 8/24/2017 and 8/24/2018
8/24/2015	25% per year with vesting dates of 8/24/2016, 8/24/2017, 8/24/2018 and 8/24/2019
8/24/2015	20% per year with vesting dates of 8/24/2016, 8/24/2017, 8/24/2018, 8/24/2019 and 8/24/2020

(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested

The numbers reported are the outstanding performance share units granted in fiscal years 2014 and 2015, as adjusted by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2015, 0% of the number of performance share units granted in 2014 and 2015 would have been earned.

As required to be disclosed, the number of estimated shares reported for the 2014 and 2015 grants is based on achieving the next higher performance measure which pays out at 75% of the number of units granted, as shown in the performance share unit vesting schedule on page 34. See the Outstanding Equity Awards: Performance Share Units table on the following page for detailed information about these awards.

(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

The amounts reported relate to the outstanding performance share units granted in fiscal years 2014 and 2015, as adjusted by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2015, 0% of the number of performance share units granted in 2014 and 2015 would have been earned.

As required to be disclosed, the payout values reported are based on achieving the next higher performance measure which pays out at 75% of the number of units granted. The value of estimated payouts has been calculated using the closing price of Common Stock on January 29, 2016, the last market trading day of the fiscal year, of $49.10. The payout does not include estimated dividend amounts as the Company does not pay dividends on unvested performance share units. See the Outstanding Equity Awards: Performance Share Units table on the following page for detailed information about these awards.

Outstanding Equity Awards: Performance Share Units

The table on the following page shows the detail for the outstanding performance share units that were granted in fiscal years 2014 and 2015 under the 2010 Equity Incentive Plan, as adjusted by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. The number and value of these outstanding performance share units are shown in columns (c) and (d) of the Outstanding Equity Awards at Fiscal Year-End 2015 table on page 45. These 2014 and 2015 performance share unit grants have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and long-term incentive grant practices is provided on page 34.

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		Estimated Shares
		(at 75% of the Number Granted	Value of
	Three-Year Performance Cycle	for the 2014 and 2015 Grants)	Estimated Payout
Name	(a)	(#)	($)
Blake W. Nordstrom	2/2/2014 – 1/28/2017	5,944.5	291,875
	2/1/2015 – 2/03/2018	4,516.5	221,760
Michael G. Koppel	2/2/2014 – 1/28/2017	4,132.5	202,906
	2/1/2015 – 2/03/2018	3,265.5	160,336
Peter E. Nordstrom	2/2/2014 – 1/28/2017	5,944.5	291,875
	2/1/2015 – 2/03/2018	4,516.5	221,760
Erik B. Nordstrom	2/2/2014 – 1/28/2017	5,944.5	291,875
	2/1/2015 – 2/03/2018	4,516.5	221,760
Christine F. Deputy	—	—	—

(a)	Performance Cycle

The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and become vested when the results have been certified by the Compensation Committee.

Option Exercises and Stock Vested in Fiscal Year 2015

The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2015; and

•	the number of shares of Common Stock acquired and value realized from performance share units and restricted stock units that vested with respect to fiscal year 2015.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(a)	(#)(b)	($)(c)
Blake W. Nordstrom	—	—	8,306.00	462,711
Michael G. Koppel	53,878	1,808,213	5,829.25	325,982
Peter E. Nordstrom	31,531	1,259,616	8,378.00	468,469
Erik B. Nordstrom	31,531	1,308,223	8,378.00	486,878
Christine F. Deputy	—	—	—	—

(a)	Value Realized on Exercise

The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(b)	Number of Shares Acquired on Vesting

The numbers reported include restricted stock units that vested during the fiscal year and performance share units granted in 2013 that vested at 75% of target based on Company Total Shareholder Return relative to other companies in our peer group, as described on page 34. The number of shares acquired on performance share unit vesting is equal to 75% of the number of performance share units granted, as adjusted by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, described in the Compensation Discussion and Analysis on page 34. The number reported for Michael Koppel includes 187 shares which vested on an accelerated basis in 2015 solely to satisfy Social Security, Medicare or income tax withholding obligations of retirement-eligible employees with respect to their restricted stock unit awards.

(c)	Value Realized on Vesting

Vested performance share units are paid in shares of Common Stock or cash at the election of the executive prior to the end of the performance cycle. Blake Nordstrom, Michael Koppel and Peter Nordstrom elected to receive 100% of their 2015 payouts in cash. Erik Nordstrom elected to receive 100% of his 2015 payout in Common Stock.

The amount realized from the vested performance share units for Blake Nordstrom, Michael Koppel and Peter Nordstrom was equal to the number of shares of Common Stock available for acquisition, multiplied by $49.10, the closing price of Common Stock on January 29, 2016, the last market trading day of the three-year performance cycle. The amount realized from the vested performance share units for Erik Nordstrom was equal to the number of shares of Common Stock, multiplied by $51.92, the closing price of Common Stock on February 24, 2016, the vesting date.

The amount realized for Michael Koppel includes the number of shares of Common Stock withheld on vesting of restricted stock units to satisfy tax withholding obligations as described previously, multiplied by $57.71, the closing price of Common Stock on November 24, 2015, the vesting date.

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Pension Benefits

The Company’s original Supplemental Executive Retirement Plan (“SERP”) was introduced in the 1980s. Over the years, the plan design changed to better meet the current purpose of encouraging designated executives to stay with Nordstrom throughout their careers and rewarding their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. The SERP was closed to new entrants, beginning in 2012.

All of the Named Executive Officers except Christine Deputy, who joined the Company after the SERP had been closed to new entrants, are eligible for the SERP and are entitled to receive the full retirement benefit at age 58. The full benefit is equal to 1.6% multiplied by final average pay and the executive’s years of credited service, up to a maximum of 25 years. An executive may retire early and receive a reduced benefit if he or she is between the ages of 53 and 57 with at least 10 years of credited service and the Board approves the early retirement. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58. The annual SERP benefit is capped at $700,000.

Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.

There is no offset or reduction in the Named Executive Officers’ SERP benefit for Social Security or other Company retirement benefits such as the 401(k) Plan.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this survivor benefit depends on the executive’s age and years of credited service at the time of death.

The SERP provides that no benefit will be paid to an executive whose employment is terminated for cause, which includes competitive behavior against the Company, as determined by the Compensation Committee in the exercise of its discretion in accordance with the Plan. The Compensation Committee also has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

Information about payment of the SERP benefit related to change in control is provided in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2015 table on page 53.

Because the SERP is a nonqualified deferred compensation plan, the Company is not obligated to fund it. However, the Company does set aside funds to assist in the payment of future benefit obligations. If the Company were to become insolvent, participants would be unsecured general creditors, and there is no guarantee that funds would be available to pay all creditors in full. See the notes to the financial statements contained within the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC, for a discussion of the benefit obligation.

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Fiscal Year 2015 Pension Benefits Table

The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer and actuarial assumptions consistent with those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. Christine Deputy joined the Company after the SERP was closed to new entrants, so she is not eligible for the SERP benefit. See the notes to the financial statements contained within the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC, for a discussion of the benefit obligation and assumptions used.

			Number of Years	Present Value of	Payments During
		Age	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(a)	(#)(b)	($)(c)	($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	55	25	10,286,366	—
Michael G. Koppel	Supplemental Executive Retirement Plan	59	25	9,260,505	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	53	25	9,566,590	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	52	25	9,001,464	—
Christine F. Deputy	—	50	—	—	—

(a)	Age

Age is as of January 30, 2016, the last day of the fiscal year.

(b)	Number of Years Credited Service

Although Blake Nordstrom, Peter Nordstrom and Erik Nordstrom each have 36 or more years of service, the number of years of credited service under the SERP is capped at 25. Prior to 2006, the Compensation Committee selectively awarded additional years of service to executives hired mid-career so that they could earn the full 25 years of service by the time they reached the retirement age of 58. Michael Koppel received these additional years and has earned the equivalent of 25 years of service. Nine of Michael Koppel’s 25 years are additional years of service.

(c)	Present Value of Accumulated Benefit

The amounts shown are based on a retirement age of 58. Erik Nordstrom is not currently entitled to receive any benefits, should he leave the Company, because he is not the minimum retirement age of 53 and as such, the amount is not vested. Blake Nordstrom and Peter Nordstrom have met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, they would be entitled to receive a reduced SERP benefit with a present value as of the end of the fiscal year of $8,526,833 and $6,301,890, respectively. Michael Koppel has met the normal retirement age of 58 and would be entitled to receive a full SERP benefit with a present value as of the end of the fiscal year of $9,260,505, as shown above. These amounts are reported in the Potential Payments Upon Termination or Change of Control at Fiscal Year-End 2015 table on page 51.

Nonqualified Deferred Compensation

The Company offers participation in the Executive Deferred Compensation Plan (“EDCP”) to designated leadership-level employees, including the Named Executive Officers, who meet a minimum compensation threshold. Under this Plan, a participant may defer up to 80% of base salary, up to 100% of an annual performance-based bonus and up to 100% of any vested performance share units, less applicable payroll taxes.

Deferral elections generally are irrevocable and are made in compliance with Section 409A of the IRC. If a participant’s EDCP deferrals cause a reduction in the Company’s 401(k) match contribution, the Company may deposit a make-up contribution into the participant’s EDCP account. Michael Koppel and Christine Deputy participate in the EDCP and neither received a make-up contribution in the fiscal year ended January 30, 2016. The Company’s contribution to Michael Koppel’s 401(k) Plan account was not reduced due to any deferrals into the EDCP and Christine Deputy was not eligible for a Company contribution to the 401(k) Plan in 2015.

Plan participants may direct their cash deferrals to deemed investment alternatives, priced and valued similar to retail mutual funds. As of the end of the fiscal year, the Company offered 21 deemed investment alternatives. In addition, plan participants are offered a fixed rate option, which was 5% for calendar year 2015 and is 4.85% for calendar year 2016, which is not subsidized by the Company but rather is a rate based on guaranteed contractual returns from a third-party insurance company provider. With the exception of the fixed rate fund, participants may change their investment allocations among these investment alternatives daily. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections. The deemed investment alternatives for cash do not include Common Stock. Vested performance share units that are deferred into the EDCP remain as stock units until distribution.

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Fiscal Year 2015 Nonqualified Deferred Compensation Table

The following table discloses information on nonqualified deferred compensation for the Named Executive Officers under the Company’s EDCP for the fiscal year ended January 30, 2016. The Company’s SERP is also a nonqualified plan. Information regarding benefits payable to Named Executive Officers under the SERP is provided on pages 48 and 49.

	Executive	Registrant	Aggregate	Aggregate
	Contributions in Last	Contributions in Last	Earnings in Last	Withdrawals /	Aggregate Balance at
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Last Fiscal Year-End
Name	($)(a)	($)	($)(b)	($)	($)(c)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	(565,453)	—	2,908,638
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Christine F. Deputy	769	—	1	—	770

(a)	Executive Contributions in Last Fiscal Year

Christine Deputy elected to defer $17,680 of base salary earned during calendar year 2016 into the EDCP. Due to the timing of our fiscal year end, $769 of this was attributed to fiscal year 2015 and the remaining $16,911 will be attributed to fiscal year 2016.

(b)	Aggregate Earnings in Last Fiscal Year

The amounts include the total interest or other earnings (loss) accrued on the entire EDCP account balance, including deferred performance share units.

(c)	Aggregate Balance at Last Fiscal Year-End

The amounts shown are the total EDCP balances, including earnings on deferrals, as of January 30, 2016. The amount for Michael Koppel, excluding earnings on deferrals, has been previously disclosed in the Summary Compensation Table in our prior Proxy Statements.

Potential Payments Upon Termination or Change in Control

The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on January 30, 2016, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on January 29, 2016, the last market trading day of the fiscal year, of $49.10. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements

The Company does not have employment agreements with any Nordstrom employees, including the Named Executive Officers. The Company maintains a leadership separation plan to provide a broad group of leadership employees an appropriate level of severance benefits in the event of separation of service under certain circumstances. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

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Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2015

The following table shows various termination scenarios and payments that would be triggered under the Company’s compensation plans.

				Termination	Change in
	Death	Disability	Retirement	without Cause	Control
Name and Potential Payment	($)	($)	($)	($)	($)
Blake W. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	586,450	586,450	586,450	586,450	—
Vested SERP Benefit(b)	4,180,509	—	8,526,833	8,526,833	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	925,000	—	—	—	—
Retiree Health Care Benefit(e)	164,144	374,701	374,701	374,701	—
Separation Benefit(f)	—	—	—	—	—
Disability Insurance Benefit(g)	—	35,000	—	—	—
Executive Management Bonus(h)	—	—	—	—	—
Total Value of Incremental Benefits	5,856,103	996,151	9,487,984	9,487,984	—
Michael G. Koppel
Continued or Accelerated Vesting of Equity Awards(a)	406,941	406,941	406,941	406,941	—
Vested SERP Benefit(b)	4,574,057	9,260,505	9,260,505	9,260,505	—
Executive Deferred Compensation Plan Survivor Benefit(c)	2,026,920	—	—	—	—
Life Insurance Proceeds(d)	963,000	—	—	—	—
Retiree Health Care Benefit(e)	134,649	285,248	285,248	285,248	—
Separation Benefit(f)	—	—	—	217,956	—
Disability Insurance Benefit(g)	—	35,000	—	—	—
Executive Management Bonus(h)	—	—	—	—	—
Total Value of Incremental Benefits	8,105,567	9,987,694	9,952,694	10,170,650	—
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	597,793	597,793	—	—	—
Vested SERP Benefit(b)	3,197,110	—	6,301,890	6,301,890	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	925,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	—	—
Disability Insurance Benefit(g)	—	35,000	—	—	—
Executive Management Bonus(h)	—	—	—	—	—
Total Value of Incremental Benefits	4,719,903	632,793	6,301,890	6,301,890	—
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	597,793	597,793	—	—	—
Vested SERP Benefit(b)	2,892,365	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	925,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	—	—
Disability Insurance Benefit(g)	—	35,000	—	—	—
Executive Management Bonus(h)	—	—	—	—	—
Total Value of Incremental Benefits	4,415,158	632,793	—	—	—
Christine F. Deputy
Continued or Accelerated Vesting of Equity Awards(a)	—	—	—	—	—
Vested SERP Benefit(b)	—	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	657,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	277,500	—
Disability Insurance Benefit(g)	—	35,000	—	—	—
Executive Management Bonus(h)	—	—	—	—	—
Total Value of Incremental Benefits	657,000	35,000	—	277,500	—

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(a)	Continued or Accelerated Vesting of Equity Awards

As of the end of fiscal year 2015, the Named Executive Officers had outstanding equity awards under the 2004 and 2010 Equity Incentive Plans. Treatment of the awards under various termination scenarios is described below.

Stock Options

Death or Disability

Under the Company’s 2010 Equity Incentive Plan, if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest and may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.

No amounts are shown in the table for stock options because, as of the end of fiscal year 2015, the exercise prices of all unvested stock options that would immediately vest and be exercisable during the period ending four years after termination are higher than the closing price of Common Stock on January 29, 2016, the last market trading day of the fiscal year, of $49.10.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Retirement or Termination without Cause

The stock option agreements under the 2004 and 2010 Equity Incentive Plans provide that if a participant satisfies a minimum age and years of service requirement and their employment is terminated by reason of retirement, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

No amounts are shown in the table for stock options because, as of the end of fiscal year 2015, the exercise prices of all unvested stock options that would continue to vest and be exercisable during the period ending four years after termination are higher than the closing price of Common Stock on January 29, 2016, the last market trading day of the fiscal year, of $49.10.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Change in Control

The Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards. However, under the 2010 Equity Incentive Plan, a Named Executive Officer will generally be entitled to accelerated vesting if the executive experiences a qualifying termination within 12 months following a change in control of the Company, unless the Compensation Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% or more of the Board; or

•	any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

Performance Share Units

Death, Disability, Retirement or Termination without Cause

The 2014 and 2015 performance share unit award agreements under the 2010 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death, disability or retirement, the participant, or participant’s beneficiary, will be entitled to a prorated payment, based on the period of time the executive worked during the performance cycle, with respect to any performance share units granted more than six months prior to termination that were earned during the performance cycle.

Both the 2014 and 2015 grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2015, 0% of the number granted in 2014 and 2015 would have been earned. Therefore, no amounts for performance share units are reported in the table.

If, during the term of any outstanding performance cycle, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding vested but not settled and any unvested portions of the performance share unit awards will be automatically forfeited.

Change in Control

The Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their performance share units. However, a Named Executive Officer will generally be entitled to accelerated vesting if the executive experiences a qualifying termination within 12 months following a change in control of the Company, unless the Compensation Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control.

Restricted Stock Units

Death or Disability

The 2014 and 2015 restricted stock unit award agreements under the 2010 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death or disability, restricted stock units granted more than six months prior to the termination event will immediately vest.

The amounts shown in the table include the values, as of the end of fiscal year 2015, of unvested restricted stock units that would immediately vest.

If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then any unvested units and any Common Stock delivered on vesting under such grants will be automatically forfeited.

Retirement or Termination without Cause

The 2014 and 2015 restricted stock unit award agreements under the 2010 Equity Incentive Plan generally provide that if a participant’s employment is terminated by reason of retirement, restricted stock units granted more than six months prior to termination will continue to vest.

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The amounts shown in the table for Blake Nordstrom and Michael Koppel include the values, as of the end of fiscal year 2015, of unvested restricted stock units that would continue to vest after termination. These executives qualify for this continued vesting upon retirement as of the end of the fiscal year since they had each reached the minimum retirement age of 55 with at least 10 years of service.

If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then any unvested units and any Common Stock delivered on vesting under such grants will be automatically forfeited.

Change in Control

Under the 2010 Equity Incentive Plan, the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their restricted stock units. However, a Named Executive Officer will generally be entitled to accelerated vesting if the executive experiences a qualifying termination within 12 months following a change in control of the Company, unless the Compensation Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control.

(b)	Vested SERP Benefit

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for the remainder of their life after the executive’s death, as described in the Pension Benefits section on page 48.

Death

The amounts shown are the present value of the 50% survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, or the executive’s actual age, if older, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53.

Disability

The amount shown for Michael Koppel is the present value of his SERP benefit since he has reached normal retirement age of 58 as defined in the Plan.

Retirement or Termination without Cause

The amounts shown in the table for Blake Nordstrom, Michael Koppel and Peter Nordstrom are the present values of their SERP benefits, reduced for early commencement for Blake Nordstrom and Peter Nordstrom, payable in semi-monthly installments, assuming the payments would begin as of the last day of fiscal year 2015. Blake Nordstrom and Peter Nordstrom have met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, they would be entitled to a reduced SERP benefit, as described in the Pension Benefits section on page 48.

Change in Control

No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as a reduced early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year-end would be as shown in the Fiscal Year 2015 Pension Benefits Table on page 49, column (c), “Present Value of Accumulated Benefit.”

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

(c)	Executive Deferred Compensation Plan Survivor Benefit

Under the EDCP, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007. The pre-retirement death benefit is paid in a lump sum.

The amount shown is the death benefit equal to two times Michael Koppel’s deferrals made through December 31, 2007. The amount does not include Michael Koppel’s undistributed account balance of $2,908,638. His beneficiary is entitled to receive this account balance in the event of his death, but the amount is not shown in this table as it is already shown in the Fiscal Year 2015 Nonqualified Deferred Compensation Table on page 50, column (c), “Aggregate Balance at Last Fiscal Year-End.”

(d)	Life Insurance Proceeds

The Company provides life insurance for the Named Executive Officers of approximately 1.25 times annual base salary.

The amounts reported in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (a) in the All Other Compensation in Fiscal Year 2015 table on page 40.

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(e)	Retiree Health Care Benefit

The Company provides continued health care coverage for the eligible Named Executive Officers if they separate from the Company after age 55 with at least 10 years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The eligible Named Executive Officers and their spouses or life partners and eligible dependents would be covered under the retiree health plan, and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse or life partner and eligible dependents after the executive’s death. Effective November 1, 2013, the retiree health plan was closed to new entrants.

Death, Disability, Retirement or Termination without Cause

The amounts in the table for Blake Nordstrom and Michael Koppel are the present values of the health care cost that would be payable by the Company if they had separated on the last day of the fiscal year. Blake Nordstrom and Michael Koppel have met the minimum retirement age of 55 with at least 10 years of service and would be eligible for retirement. Assumptions used in determining these amounts include a discount rate of 4.57% and the RP2014 White Collar, Fully Generational Mortality Table with projection scale MP2015.

An executive who is terminated for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan, is not eligible to receive the Retiree Health Care benefit.

(f)	Separation Benefit

Under the Leadership Separation Plan, Michael Koppel and Christine Deputy are eligible to receive benefits upon involuntary termination of employment by the Company, other than for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan. The benefits for eligible employees are based on leadership level and years of service, and include:

•	lump sum cash payment for severance: one month of base salary per year of service, with a minimum of 6 months up to a maximum of 12 months. This is reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the severance payment;

•	lump sum cash payment for health coverage: the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for and elects the retiree health care benefit, as described in footnote (e) above; and

•	up to six months of outplacement services.

The potential separation benefits for the Named Executive Officers are shown below.

		Company-Paid	Cost of
	Separation	Portion of	Outplacement	Total Separation
	Payment	Medical Benefits	Services	Benefit
Name	($)	($)	($)	($)
Blake W. Nordstrom	—	—	—	—
Michael G. Koppel	213,756	—	4,200	217,956
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	—	—	—	—
Christine F. Deputy	262,500	10,800	4,200	277,500

Michael Koppel’s estimated separation payment shown above is reduced by an amount equal to his estimated gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the Company-paid portion of medical benefits as it is assumed he would elect the Company’s retiree health care benefit.

Under the Leadership Separation Plan, the Company may provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. To receive any benefits under the Leadership Separation Plan, the Named Executive Officer must sign a release in which the executive agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(g)	Disability Insurance Benefit

The Company provides long-term disability insurance for the Named Executive Officers. The amount reported in the table for each Named Executive Officer is the long-term disability benefit provided of $35,000 per month. The premiums for the Company-provided disability insurance are included in column (a) in the All Other Compensation in Fiscal Year 2015 table on page 40.

(h)	Executive Management Bonus

The performance period under the Executive Management Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired during the fiscal year, the Compensation Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award.

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EQUITY COMPENSATION PLANS

The following table provides information as of the fiscal year ended January 30, 2016 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans. The amounts below reflect the adjustments approved by the Compensation Committee to mitigate the effect of the special dividend declared by the Company on October 1, 2015, as described in the Compensation Discussion and Analysis on page 34.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3) (#)
Equity compensation plans approved by the Company’s shareholders(a)	14,467,481	(b)	48	16,992,839	(c)
Equity compensation plans not approved by the Company’s shareholders(d)	729,928		4	—
TOTAL	15,197,409		47	16,992,839
(a)	Consist of the 2004 and 2010 Equity Incentive Plans, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.
(b)	Includes 130,064 of deferred Director awards and 147,489 related to deferred performance share units.
(c)	Includes 13,545,184 shares from the 2010 Equity Incentive Plan, 2,980,903 shares from the Employee Stock Purchase Plan and 466,752 shares from the 2002 Nonemployee Director Stock Incentive Plan.
(d)	Consist of plans created in connection with our subsidiaries.

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PROPOSAL 3	ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION: SAY-ON-PAY PROPOSAL

The Board recommends a vote FOR this proposal.

The Company is providing shareholders with an advisory (nonbinding) vote on the compensation program of our Named Executive Officers as disclosed in this Proxy Statement. At the 2015 Annual Meeting of Shareholders, 98% of the votes cast were in favor of our Say-on-Pay proposal.

At the 2011 Annual Meeting, over 93% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis. The Compensation Committee recognizes this support of the compensation program for our Named Executive Officers and continues to apply the same guiding principles which underlie our pay-for-performance philosophy.

Compensation Program Highlights

As described in the Compensation Discussion and Analysis beginning on page 27, our Named Executive Officers are rewarded when defined performance milestones are achieved and when value is created for our shareholders. Our Compensation Committee and Board believe that our compensation program is effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interests. Highlights of our compensation program include the following:

•	We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. Eighty percent of the value of the targeted compensation package for our Named Executive Officers is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.

•	Each year, the Compensation Committee establishes the performance-based bonus measures that focus executives on the most important Company objectives. In 2015, Named Executive Officers each had the following measures:

–	Return on Invested Capital (“ROIC”) to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

–	Earnings Before Interest and Income Taxes (“EBIT”) to emphasize the importance of earnings and its role in driving shareholder value. Each Named Executive Officer’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•	The Committee references the 50th percentile of our retail peer group when assessing the Named Executive Officers’ targeted level of total direct compensation (base salary + performance-based bonus + long-term incentives). The market information is considered a reference point rather than policy for reviewing competitiveness.

•	We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.

•	We have an executive compensation clawback policy that applies to performance-based compensation.

•	Our Compensation Committee has retained and directs an independent compensation consultant.

•	We do not have employment agreements with our executives.

•	We do not provide tax gross-ups, except those related to relocation expenses when an executive must move to assume Company responsibilities.

•	We do not allow stock option grant repricing or backdating, nor do we grant options below 100% of fair market value.

•	We have a derivative and hedging policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate families) from engaging in hedging transactions with respect to any equity securities of the Company held by them.

•	We have restrictions on pledging of Company Common Stock.

Shareholder Support

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement.

This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2016 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in this Proxy Statement.”

Our Board has adopted a policy of annual Say-on-Pay advisory votes. As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s Named Executive Officers.

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PROPOSAL 4	APPROVAL OF THE AMENDED AND RESTATED NORDSTROM, INC. EXECUTIVE MANAGEMENT BONUS PLAN

The Board recommends a vote FOR this proposal.

On February 24, 2016, the Compensation Committee of the Board (the “Committee”) unanimously approved the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan (the “Plan”). The Plan is an annual cash incentive plan for our executive officers that replaces a similar plan that was adopted by the Committee and our shareholders in 2012.

The Committee approved the Plan so that, subject to the approval of our shareholders at the 2016 Annual Meeting, we can make annual cash and equity incentive awards under the Plan which will be eligible for tax deductions under IRC Section 162(m). If our shareholders do not approve the Plan, a portion of the annual cash and equity incentive compensation payable to our executives, which would otherwise be deductible by the Company, may not be fully deductible as “performance-based” compensation under IRC Section 162(m).

The Committee believes that the Plan strengthens the commitment of our executive officers to create shareholder value by providing them with short-term incentive compensation based on the achievement of financial and other business performance goals. While the Plan is intended to provide performance-based compensation to certain executives that is fully deductible by us under federal tax laws, the actual deductibility of such compensation depends on a number of complex factors and approval of the Plan will not ensure that all the compensation we pay to our executives is ultimately deductible. Because the Plan allows the Committee to retain the flexibility to choose appropriate financial and business goals and to pre-establish the target level of these goals, federal tax regulations require that the Plan be resubmitted to our shareholders for approval every five years.

The following is a summary of the Plan, a complete copy of which has been filed with the SEC as Appendix A to this Proxy Statement. This summary is qualified in its entirety by the text of the Plan.

Eligible Participants

Eligibility during any given fiscal year of the Company is limited to individuals who are designated by the Company’s Board as being Executive Officers for purposes of Section 16 of the Securities Exchange Act of 1934. The Committee is authorized to further limit eligibility for the Plan.

Administration

The Committee will administer the Plan and may delegate administration of the Plan to one or more officers of the Company.

Performance Bonus Awards

For each performance period, the Committee will select the participants who are eligible to receive bonus awards, the performance measures and milestones for each participant and the amount payable to each participant upon attainment of the performance milestones. Each participant’s actual bonus will depend on the degree to which the objective, pre-established performance milestones are achieved.

Payment of any bonus earned will be made to the participant following the conclusion of the fiscal year or performance period in question upon the condition that the Committee has:

•	certified that the specified performance milestones have been achieved; and

•	reviewed and approved the bonus payout.

With respect to “covered employees” under IRC Section 162(m), the Committee has the discretion to reduce or eliminate (but not increase) the amount of any performance bonus. In addition, if during any performance period a recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event occurs, or there is any change in applicable tax laws or accounting principles, or any unusual, extraordinary or nonrecurring event involving the Company which distorts the performance measures applicable to any performance milestone, the Committee is authorized to adjust the calculation of the performance measures and the applicable performance milestones as necessary to prevent reduction or enlargement of participants’ performance bonus awards under the Plan.

The bonus that will be paid to any participant under the Plan is not determinable at this time. However, the maximum bonus payable to any participant under the Plan is $10 million in any single fiscal year. If a performance period is shorter than a full fiscal year, the maximum potential bonus payable to any participant will be proportionately reduced. No bonus will be paid under the Plan unless the specified performance milestones have been achieved. Additionally, except in cases of death, disability or retirement, a participant must be employed by the Company on the last day of the performance period in order to receive an award under the Plan.

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Clawback

All awards pursuant to the Plan are subject to the Company’s clawback policy. The policy will comply with the requirements of the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. This policy provides for the recapture by the Company, to the extent permitted by law, of incentive compensation paid to an executive if:

•	the amount of such compensation was based on the achievement of financial results that were subsequently the subject of a material restatement of the Company’s financial statements filed with the SEC;

•	the executive engaged in grossly negligent or intentional misconduct that caused or substantially caused the need for the material restatement; and

•	the amount of vesting of the incentive compensation would have been less had the financial statements been correct.

Form of Payment of Bonus

The normal form of bonus payments is cash. However, the Committee may either (i) pay, or (ii) allow a participant to elect to receive, all or a portion of their bonus in the form of a long-term incentive award based on the Company’s Common Stock (“Incentive Grants”). The number of shares of Incentive Grants to be received by the participant shall be based on the fair market value of the Common Stock as of the last market trading day of the applicable performance period. Incentive Grants, including shares of Common Stock, will be issued under the Company’s 2010 Equity Incentive Plan, as amended and restated February 26, 2014, or any successor plan.

Performance Criteria/Section 162(m)

IRC Section 162(m) precludes a publicly held corporation from claiming a tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer or to any of its three other most highly compensated executive officers, excluding the Chief Financial Officer (the “Covered Employees”). Compensation paid to Covered Employees is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.” To qualify for this exemption from IRC Section 162(m), bonuses that are intended to qualify as performance-based compensation to Covered Employees are subject to the annual dollar limit, as described above, and are conditioned on the achievement of objective performance measures, as described below.

To be considered “qualified performance-based compensation,” bonuses payable under the Plan will be conditioned on the achievement of objective performance measures. Such measures will be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

•	the Company’s shareholder return;

•	the trading price of the Company’s Common Stock;

•	the results of operations, such as sales, earnings, net income (before or after taxes), cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity or return on invested capital);

•	earnings before or after taxes, interest, depreciation and/or amortization, and including/excluding capital gains and losses;

•	other financial results, such as profit margins, operational efficiency, expense reduction, or asset management goals; and

•	other strategic indicators, such as market share or customer metrics.

The performance measures may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular participant, department, business unit, subsidiary or other segment to which a participant is assigned.

The Committee will identify the performance bonus opportunities for each participant, as well as the performance measures and milestones relevant to such opportunities, within the first 90 days of each performance period and before twenty-five percent (25%) of such period has elapsed. These bonus opportunities may be expressed as threshold, target and superior opportunities, or as a single incentive opportunity, in each case subject to downward adjustment by the Committee. In addition, the Committee will certify, prior to payout, that such performance milestones and any other material terms were in fact achieved.

The description of annual limits, the individuals eligible to participate in the Plan and the description of performance measures upon which awards may be conditioned are material terms of the Plan required to be disclosed to and approved by shareholders for purposes of meeting the requirements for performance-based compensation under IRC Section 162(m).

Term, Termination and Amendment

The Plan will remain in effect for a period of five years unless earlier terminated by the Company. Any proposed amendment of the Plan will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of Common Stock, by our Directors, by the Named Executive Officers, and by all Directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 11, 2016.

	Amount and Nature of	Percent of
	Beneficial Ownership	Ownership
Name of Beneficial Owner	(#)	(%)
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	25,699,614	14.86
Anne E. Gittinger (b) 1617 Sixth Avenue Seattle, Washington 98101-1707	15,403,944	8.91
Blake W. Nordstrom (c)	3,353,885	1.93
Peter E. Nordstrom (d)	3,321,399	1.91
Erik B. Nordstrom (e)	3,245,840	1.87
Michael G. Koppel (f)	414,252	*
Enrique Hernandez, Jr. (g)	98,719	*
Robert D. Walter (h)	77,101	*
Philip G. Satre (i)	60,960	*
Phyllis J. Campbell (j)	33,528	*
Alison A. Winter (k)	31,660	*
Robert G. Miller (l)	27,868	*
B. Kevin Turner (m)	19,449	*
Michelle M. Ebanks (n)	15,149	*
Brad D. Smith (o)	6,549	*
Bradley D. Tilden (p)	2,708	*
Shellye L. Archambeau (q)	2,296	*
Tanya L. Domier (r)	1,987	*
Gordon A. Smith (s)	1,281	*
Christine F. Deputy (t)	0	*
Directors and Executive Officers as a group (25 persons) (u)	12,354,358	7.03
Other >5% Security Holders
The Vanguard Group (v) 100 Vanguard Blvd. Malvern, PA 19355	11,721,257	6.78

*  Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom

Amount and nature of beneficial ownership includes:

•	7,705,608 shares owned by him directly;

•	1,422 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;

•	256,776 shares owned by his wife individually;

•	11,490,868 shares held by trusts of which he is a trustee and beneficiary; and

•	6,244,940 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)	Anne E. Gittinger

Amount and nature of beneficial ownership includes:

•	13,843,543 shares owned by her directly;

•	5,201 shares held by her in the Company’s 401(k) Plan; and

•	1,555,200 shares held by a trust of which she is a trustee and beneficiary.

Does not include:

•	5,501,520 shares held by a trust of which she is the beneficiary, but over which she holds no voting or investment power and which are reported as beneficially owned by her brother, Bruce A. Nordstrom.

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(c)	Blake W. Nordstrom

Amount and nature of beneficial ownership includes:

•	2,084,182 shares owned by him directly;

•	86,824 shares held by him in the Company’s 401(k) Plan;

•	574,228 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2016;

•	377,626 shares owned by his wife individually;

•	32,794 shares held by trusts of which he is a trustee; and

•	198,231 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(d)	Peter E. Nordstrom

Amount and nature of beneficial ownership includes:

•	2,264,314 shares owned by him directly, of which 230,000 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;

•	29,008 shares held by him in the Company’s 401(k) Plan;

•	531,742 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2016;

•	170,533 shares owned by his wife individually;

•	406 shares held by his wife in the Company’s 401(k) Plan;

•	49,060 shares held by trusts of which he is the trustee; and

•	276,336 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(e)	Erik B. Nordstrom

Amount and nature of beneficial ownership includes:

•	2,370,506 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;

•	22,232 shares held by him in the Company’s 401(k) Plan;

•	531,742 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2016;

•	42,646 shares owned by his wife individually;

•	85,926 shares held by trusts of which he is the trustee; and

•	192,788 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)	Michael G. Koppel

Amount and nature of beneficial ownership includes:

•	41,321 shares owned by him directly;

•	28,149 nonvoting stock units held under the Company’s Executive Deferred Compensation Plan;

•	6,809 shares held by him in the Company’s 401(k) Plan; and

•	337,973 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2016.

(g)	Enrique Hernandez, Jr.

Amount and nature of beneficial ownership includes:

•	24,534 shares owned by him directly; and

•	74,185 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(h)	Robert D. Walter

Amount and nature of beneficial ownership includes:

•	54,926 shares owned by him directly; and

•	22,175 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(i)	Philip G. Satre

Amount and nature of beneficial ownership includes:

•	18,599 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board; and

•	42,361 shares held by a family trust, of which he is a trustee and beneficiary.

(j)	Phyllis J. Campbell

Amount and nature of beneficial ownership includes:

•	21,893 shares owned by her directly; and

•	11,635 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.

(k)	Alison A. Winter

Amount and nature of beneficial ownership includes:

•	22,050 shares owned by her directly;

•	9,410 shares held by a trust, of which she and her husband are trustees and beneficiaries; and

•	200 shares held by her husband in a retirement account, over which she shares investment power.

(l)	Robert G. Miller

Amount and nature of beneficial ownership includes:

•	27,868 shares owned by him directly.

(m)	B. Kevin Turner

Amount and nature of beneficial ownership includes:

•	19,449 shares owned by him directly.

(n)	Michelle M. Ebanks

Amount and nature of beneficial ownership includes:

•	15,149 shares owned by her directly.

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(o)	Brad D. Smith

Amount and nature of beneficial ownership includes:

•	6,549 shares held by a family trust, of which he is a trustee and beneficiary.

(p)	Bradley D. Tilden

Amount and nature of beneficial ownership includes:

•	2,708 shares owned by him directly.

(q)	Shellye L. Archambeau

Amount and nature of beneficial ownership includes:

•	2,296 shares owned by her directly.

(r)	Tanya L. Domier

Amount and nature of beneficial ownership includes:

•	1,987 shares owned by her directly.

(s)	Gordon A. Smith

Amount and nature of beneficial ownership includes:

•	1,281 shares owned by him directly.

(t)	Christine F. Deputy

Ms. Deputy joined the Company during the fiscal year ended January 30, 2016 and did not have any beneficial ownership as of March 11, 2016.

(u)	Directors and executive officers as a group (25 persons)

Collectively, the combined amount and nature of beneficial ownership for the Directors and all executive officers include:

•	7,600,446 shares owned directly;

•	1,658,717 shares owned by spouses and trusts of which the respective Director or executive officer is a trustee, or a trustee and beneficiary;

•	126,594 nonvoting stock units held by participating Directors under the Directors Deferred Compensation Plan;

•	59,277 nonvoting stock units held by participating executive officers under the Company’s Executive Deferred Compensation Plan;

•	186,752 shares held by participating executive officers and their eligible spouses in the Company’s 401(k) Plan; and

•	2,722,572 shares that may be acquired by the executive officers as a group through stock options exercisable within 60 days after March 11, 2016.

(v)	The Vanguard Group

Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2015, the aggregate amount beneficially owned by The Vanguard Group includes:

•	11,447,102 shares for which it has sole power to vote or to dispose or to direct disposition; and

•	274,155 shares for which it has shared power to dispose or to direct disposition.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 30, 2016 all of our Directors, Executive Officers and owners of in excess of 10% of Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act, except that Tanya L. Domier filed one report on Form 4 late relating to two purchases of Common Stock under a dividend reinvestment plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval Process

We maintain policies and procedures regarding the identification, review and approval of related party transactions. In compliance with SEC rules, the Corporate Governance and Nominating Committee reviews and approves or disapproves any transaction or series of related transactions in which: (1) the amount involved exceeds $120,000, (2) the Company or any of its subsidiaries is a participant, and (3) a related party (a Director or Executive Officer of the Company, any nominee for director, any greater than 5% shareholders and any immediate family member of such persons) has a direct or indirect material interest. When considering a transaction, the Committee will review all relevant factors including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction or transactions only if the Committee determines that the transaction is reasonable and fair to the Company.

Related Party Transactions

The following section describes all related party transactions reviewed and approved by the Corporate Governance and Nominating Committee under the policy described above. The related parties identified below provided notice to the Company of termination of all the following related party transactions (with the exception of the Property Sublease, which continues in effect in accordance with its terms), effective November 30, 2015.

Aircraft Dry Lease. During fiscal year 2015 until November 30, 2015, when the transactions were terminated, the Company leased aircraft from JBW Aircraft Leasing Company, Inc. (“JBW”). The shareholders of JBW were John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of Co-Presidents Blake Nordstrom, Peter Nordstrom and Erik Nordstrom and a beneficial owner of more than 5% of Common Stock) and Anne E. Gittinger (a beneficial owner of more than 5% of Common Stock). The lease arrangement was a “dry” lease, meaning that the Company paid an hourly market rate for use and provided or obtained its own fuel, crew and maintenance while using the leased aircraft. The dry lease rates were developed by a leading independent aircraft research company based on a survey of competitive rates.

During the fiscal year, the Company used the JBW aircraft a total of 34.5 hours and paid JBW $95,423.

Rent and Maintenance, Pilot and Administrative Services. During fiscal year 2015 until November 30, 2015, when the transactions were terminated, the parties listed in the following table paid the Company for maintenance services, pilot services, management fees, and other miscellaneous fees related to the operation and maintenance of those parties’ personal aircraft. In addition, JBW paid the Company for hangar rent as shown in the following table. In each case, the payments exceeded the estimated cost to the Company of providing those services and were based on a survey conducted by a leading independent aircraft research company in October 2014 of competitive market rates for maintenance services, pilot services, management fees and hangar rent. Included on the JBW line item for Pilot Services for use of JBW’s aircraft is $1,095 paid by Erik Nordstrom and $3,285 paid by Peter Nordstrom, who are not shareholders of JBW.

	Amounts Paid to
	the Company for	Amounts Paid	Amounts Paid
	Maintenance, Pilot and	to the Company	to the Company
	Administrative Services	for Hangar Rent	for Miscellaneous Costs
Party/Aircraft	($)	($)	($)
JBW	317,054	55,237	73,857
M&B Beaver, LLC Owned by Blake W. Nordstrom (Co-President of the Company) and his wife	31,870	—	949
JD Plane, LLC Owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company) and J. Daniel Nordstrom (brother of James F. Nordstrom, Jr.)	41,566	—	3,338
TB Plane, LLC Owned by Sally A. Nordstrom (mother of James F. Nordstrom, Jr.)	50,722	—	566

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Property Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. Upon expiration or termination of the sublease, the hangar improvements will be surrendered to the Company. The material terms of the sublease are as follows:

•	The current sublease carries a term through July 2020, with the Company having the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar.

•	LLC pays the Company a monthly base rent and estimated real estate tax in the form of reimbursement to the Company of its pro rata share of ground rent paid by the Company under the primary lease with King County, currently $11,306 per month.

•	LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135.

•	LLC paid a one-time security deposit in August 2007 in the amount of $10,463, plus an additional sum of $6,069 was paid in August 2009 to increase the security deposit amount to the required two times the current base rent.

•	In total, LLC paid the Company rent of $139,249 during the fiscal year ended January 30, 2016.

OTHER MATTERS

The Board knows of no other matters that will be presented at the 2016 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

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2017 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

If a shareholder wants us to include a shareholder proposal in our Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, (“Exchange Act”) our Secretary must receive the proposal at our principal executive offices no later than December 9, 2016. Any such proposal must comply with all the requirements of Rule 14a-8.

Under our Bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance-notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at our principal executive offices. We must receive notice as follows:

•	We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the 2016 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2017 Annual Meeting of Shareholders no earlier than January 19, 2017 and no later than February 18, 2017.
•	However, if we hold the 2017 Annual Meeting of Shareholders on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.
•	If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days following the day on which notice of the annual meeting was mailed to shareholders.

Our Bylaws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received after the times specified herein for proposed items of business will be considered untimely under Rule 14a-4c under the Exchange Act. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of the Company’s Bylaws. You may obtain a copy of the Company’s Bylaws at no cost from the Company’s Secretary or online at investor.nordstrom.com under Corporate Governance. The contact information for the Company’s Secretary is on page 68.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder of Nordstrom, Inc. as of March 11, 2016, the record date, and were entitled to receive notice of the 2016 Annual Meeting of Shareholders and to vote on matters that will be presented at the Annual Meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:		Board Recommendation:	Page Reference (for more detail)
Proposal 1	To elect the 12 nominees to the Board named in this Proxy Statement	FOR each Director Nominee	19
Proposal 2	To ratify the appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm	FOR	24
Proposal 3	To conduct an advisory vote regarding the compensation of our Named Executive Officers	FOR	56
Proposal 4	To approve the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan	FOR	57
Other	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof

3.	How can I view the webcast? Where is the Annual Meeting being held?

You can view the live webcast of the Annual Meeting at investor.nordstrom.com. Select Webcasts and Presentations and follow the instructions given. If you would like to attend the Annual Meeting in person, it is being held in the John W. Nordstrom Room, which is located in the Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707.

4.	Why did I receive a Notice instead of a full set of proxy materials?
How can I access the proxy materials online?

We are furnishing proxy materials to our shareholders primarily via the Internet as many of our shareholders prefer that method. By doing so, we increase the convenience of our proxy materials, reduce the environmental impact of our Annual Meeting, and save costs. On April 8, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who had not previously requested printed materials. The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously chosen to receive our proxy materials electronically, you will receive access to these materials via email unless you elect otherwise.

5.	What is a proxy and what is the purpose of this Proxy Statement?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you vote online or complete the proxy card enclosed with the materials sent by mail to give us your proxy, you will have designated Blake W. Nordstrom, our Co-President, and Robert B. Sari, an Executive Vice President and our General Counsel and Corporate Secretary, as your proxies to vote your shares as you have directed. This Proxy Statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of Nordstrom, including our Board Committee structure and executive compensation.

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6.	What is the difference between a shareholder of record and a street name shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.

•	Shareholders of record: If your shares are registered directly in your name with Nordstrom’s transfer agent, Computershare, you are considered the “shareholder of record” or a “registered shareholder,” and the Notice or proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Nordstrom or to vote in person at the Annual Meeting.

•	Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

7.	How do I cast my vote?

We encourage you to vote on the Internet or by telephone. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the Internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. The method by which you vote your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.

Shareholders of record: The Internet and telephone voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. Internet and telephone voting for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 18, 2016.

Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. You can then confirm that your instructions have been properly recorded.

Voting by Telephone. If you request printed materials, you may vote by telephone using the toll-free number listed on your proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting by Mail. If you request printed materials, you may vote by signing, dating and returning your proxy card.

Voting in Person. You may vote your shares at the Annual Meeting.

Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

Shareholders holding shares invested in the Company’s 401(k) Plan: If you participate in the Company’s 401(k) Plan, the number of shares of Common Stock in your account as of the record date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 16, 2016, then the Nordstrom, Inc. Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan shares that have been voted.

Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

8.	What does it mean if I receive more than one Notice or package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Computershare; shares held in the Nordstrom 401(k) Plan or purchased through the Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all Notices, voting instruction forms and proxy cards that you receive to ensure that all of your shares are voted.

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9.	What is a quorum and what is the voting requirement to approve each of the proposals?

We will have a quorum and will be able to conduct the business of the Annual Meeting if at least 86,460,147 shares, a majority of the outstanding shares of Common Stock as of the record date, are present at the Annual Meeting, either in person or by proxy. Your shares will be counted toward the number needed for a quorum if you: (i) vote on the Internet or by telephone; (ii) submit a valid proxy card or voting instruction form; or (iii) in the case of a shareholder of record, attend the Annual Meeting and vote your shares in person.

To elect directors and adopt the other proposals, the following votes are required:

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Advisory Vote Regarding Executive Compensation	Majority of Votes Cast	No
Approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan	Majority of Votes Cast	No

Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker nonvotes (broker nonvotes and discretionary voting are explained in the answer to Question 12) and abstentions are not considered “votes cast” and have no effect on the proposals.

•	Election of Directors; Majority Vote Policy: In the election of Directors, the Company has adopted a majority voting standard as described in more detail on page 13 under Director Elections. Because this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee. If a director nominee does not receive the requisite votes, that Director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or ninety (90) days after the date the election results are determined, whichever occurs first. You may vote “for,” “against” or “abstain” with respect to the election of each nominee.
•	Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017. You may vote “for,” “against” or “abstain” on this proposal.
•	Advisory Vote Regarding Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation program. You may vote “for,” “against” or “abstain” on this proposal.
•	Approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan: The votes cast “for” must exceed the votes cast “against” to approve the Company’s Amended and Restated Executive Management Bonus Plan. You may vote “for,” “against” or “abstain” on this proposal.

10.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	voting again on the Internet or by telephone prior to the Annual Meeting;
•	signing another proxy card with a later date and mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or
•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

11.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

•	Shareholders of record: If you are a registered shareholder and do not vote by Internet or phone or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted for the ratification of Deloitte, but not on any of the other proposals.
•	Street name shareholders: If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares for the ratification of Deloitte even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote regarding executive compensation, the approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan or on any shareholder proposal without instructions from you, in which case a broker nonvote will occur. Since shares that constitute broker nonvotes will not be included in vote totals and have no effect on the outcome of the election of Directors, the approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan, the advisory vote regarding executive compensation, or any other matters properly brought before the meeting, it is important that you instruct your broker on how to vote your shares.

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•	Shareholders with shares invested in the Company’s 401(k) Plan: If your vote of shares held through the Company’s 401(k) Plan is not received by 11:59 p.m. Eastern Daylight Time on May 16, 2016, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee “for” all proposals. If any additional proposals are properly presented at the Annual Meeting and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with its discretion.

12.	Will abstentions or broker nonvotes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will have no effect on the other proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

13.	Who will count the vote?

Broadridge Investor Communication Services (“Broadridge”) was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

14.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available online under the “SEC Filings” tab at investor.nordstrom.com.

15.	Who will bear the cost of this proxy solicitation?

Nordstrom will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to street name shareholders.

16.	What if I have additional questions that are not addressed here?

You may call Nordstrom Investor Relations at 206-303-3200, e-mail Investor Relations at invrelations@nordstrom.com, or call the Corporate Secretary’s Office at 206-303-2542.

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Appendix A	Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan

Effective January 31, 2016

ARTICLE I	Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing incentives to the Company’s leadership employees for positively influencing the Company’s business results. The mechanism for providing incentives under this Plan is Performance Bonus Awards. The specific group of employees eligible for these awards are those individuals designated by the Company’s Board of Directors as being executive officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Performance Bonus Awards are designed to create alignment between the Company’s business strategy and operating performance, while preserving for the benefit of the Company the federal income tax deduction for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”).

ARTICLE II	Definitions

2.1	“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company. For purposes of administration of the Plan, the Compensation Committee shall consist solely of two or more outside directors, as required by Section 162(m).
2.2	“Cause” means misconduct by the Participant, including without limitation any of the following, as determined by the Compensation Committee in the exercise of its discretion:
(a) the Participant’s breach of a duty to the Company in the course of his or her employment involving fraud, dishonesty, or disloyalty;
(b) conduct by the Participant that it detrimental, monetarily or otherwise, to the Company or any of its subsidiaries, or reflects unfavorably on the Company or any of its subsidiaries or on the Participant;
(c) the Participant’s failure to comply with or to enforce the Company’s or any of its subsidiaries’ codes of conduct or other employment policies;
(d) the Participant’s repeated insubordination;
(e) the Participant’s failure to devote his or her full working time and best efforts to the performance of his or her duties to the Company or its subsidiaries; or
(f) the Participant’s conviction of, or entry into a plea agreement or similar arrangement with respect to, a felony, other serious criminal offense, or violation of state or federal securities laws.
2.3	“Covered Employee” means a Participant who is, or is expected to be, a “covered employee” within the meaning of Section 162(m) with respect to the Performance Period in which the Participant is granted a Performance Bonus Award.
2.4	“Disability” shall have the same meaning prescribed to that term under the Nordstrom, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009.
2.5	“Participant” means an individual who, with respect to any fiscal year of the Company, has been designated by the Company’s Board of Directors as being an executive officer of the Company for purposes of Section 16 of the Exchange Act for all or some portion of such fiscal year.
2.6	“Performance Bonus Award” or “Award” means an incentive compensation award under the Plan.
2.7	“Performance Measure” refers to the performance measures determined in accordance with Section 4.1 of the Plan.
2.8	“Performance Milestone” means an objective level of performance with respect to a Performance Measure, the achievement of which may determine the degree of payout of a Performance Bonus Award.
2.9	“Performance Period” means the fiscal year of the Company, or a shorter period within the fiscal year of the Company that the Compensation Committee may prescribe for a Participant or group of Participants.
2.10	“Plan” means this Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan.
2.11	“Retirement” shall have the same meaning prescribed to that term under the Nordstrom, Inc. Supplemental Executive Retirement Plan, as amended and restated January 1, 2009.
2.12	“Section 162(m)” means IRC Section 162(m) and applicable Treasury Regulations thereunder, both as may be amended from time to time.

ARTICLE III	Eligibility

3.1	Eligible Employees. Eligibility for the Plan is limited to individuals meeting the definition of Participant hereunder. The Compensation Committee may further limit eligibility for this Plan.

3.2	Employment Requirement. Except as provided under Article IV of the Plan, or as otherwise provided by the Compensation Committee, a Participant is required to be an employee of the Company on the last day of the Performance Period in order to remain eligible for a Performance Bonus Award. Notwithstanding anything to the contrary, a Participant whose employment is terminated for Cause after the last day of the Performance Period, but before the payment of a Performance Bonus Award, shall not be eligible to receive any Performance Bonus Award that otherwise would have been payable.

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ARTICLE IV	Grant and Evaluation of Performance Bonus Award

4.1	Establishment of Written Terms. Within the first ninety (90) days of the designated Performance Period (or if the Performance Period is less than twelve (12) months, the number of days that is equal to twenty-five percent (25%) of the Performance Period) or such shorter period as required to comply with the requirements of Section 162(m), the Compensation Committee will determine in writing (a) the Participants receiving Performance Bonus Awards for the Performance Period, (b) the Performance Measures and Performance Milestones for each Participant for the Performance Period and (c) the amount payable to a Participant upon attainment of the applicable Performance Milestones for the Performance Period.
4.2	Performance Milestones and Measures. Performance Milestones may be based upon the relative or comparative achievement of Performance Measures, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies, as determined by the Compensation Committee for the applicable Performance Period, which Performance Measures may include:
(a) the Company’s shareholder return as compared to any designated industry or other comparator group;
(b) the trading price of the Company’s Common Stock;
(c) the results of operations, such as sales, earnings, net income (before or after taxes), cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity or return on invested capital);
(d) earnings before or after taxes, interest, depreciation and/or amortization, and including/excluding capital gains and losses;
(e) other financial results, such as profit margins, operational efficiency, expense reduction, or asset management goals; and
(f) other strategic indicators, such as market share or customer metrics.
The Performance Measures may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular Participant, department, business unit, subsidiary, or other segment to which a particular Participant is assigned. The Compensation Committee may establish different Performance Measures and Milestones for individual Participants or groups of Participants. For each Participant, each Performance Measure will be weighted to reflect its relative significance to the Company for the Performance Period.
4.3	New Participants. The Compensation Committee may grant a Performance Bonus Award to an individual who becomes a Participant during a Company fiscal year based on performance during the balance of the fiscal year or such other Performance Period as the Committee may determine. If the Performance Period for such Performance Bonus Award is less than 12 months, within the first 25% of the Performance Period or any other date required or permitted under Section 162(m), the Compensation Committee shall determine in writing (a) the Performance Measures and Performance Milestones for the Performance Period, and (b) the amount payable to the Participant upon attainment of the applicable Performance Milestones for the Performance Period.
4.4	Evaluation of Performance. At the end of each Performance Period, the Compensation Committee will evaluate the performance of each Participant by comparing each Participant’s actual performance to the Performance Milestones established for such Participant by the Compensation Committee at the start of the Performance Period. The Compensation Committee will certify in writing the degree of achievement of each Performance Milestone by each Participant. Approved minutes of the Compensation Committee meeting in which the certification is made will be treated as adequate written certification.
4.5	Calculation of Performance Bonus Award. After the end of each Performance Period, the Compensation Committee will approve the amount of a Participant’s Performance Bonus Award for the Performance Period, applying the actual performance certified under Section 4.4 to the Performance Bonus Awards established under this Article IV. With respect to a Performance Bonus Award granted to a Covered Employee, the Compensation Committee may, in its absolute discretion, reduce or eliminate (but may not increase) the amount of such Performance Bonus Award based on factors that the Compensation Committee deems relevant. With respect to Performance Bonus Awards granted to Participants who are not Covered Employees, the Compensation Committee may, in its absolute discretion, increase, reduce or eliminate the Performance Bonus Award based upon factors that the Compensation Committee deems relevant. A Participant has no legal entitlement or expectation to receive a Performance Bonus Award unless and until the Compensation Committee has certified the Performance Bonus Award. No amounts shall be paid to a Participant under a Performance Bonus Award prior to the Compensation Committee’s certification under Section 4.4 above that actual performance satisfies the applicable Performance Milestones set forth in the Participant’s written Performance Bonus Award.
Moreover, except in the case of the Participant’s death, Disability or Retirement prior to the end of a Performance Period, a Participant also must remain employed as of the end of the Performance Period in order to be eligible to receive payment of a Performance Bonus Award to such Participant. The Compensation Committee has the sole and exclusive discretion for determining whether and when, and in what amounts, Participants will remain eligible for the payment of their Performance Bonus Award in the event, for example, of such employee’s death, Disability, or Retirement. Where the Compensation Committee exercises its discretion to pay a Performance Bonus Award to a Participant who has terminated employment due to death, Disability or Retirement, and where the Compensation Committee has certified that the actual performance requirements have been met with respect to such Performance Bonus Award under Section 4.5, such Performance Bonus Award will be paid at the same time such bonuses are paid to Participants who remain employed by the Company and, in no event, will such amounts be paid later than the end of the calendar year in which such amounts first become payable.
Moreover, any Performance Bonus Award payable to a Participant whose employment terminated during the Performance Period on account of death, Disability or Retirement shall be pro-rated to reflect the portion of the Performance Period during which the Participant was actually employed by the Company. For the avoidance of doubt, the Compensation Committee’s exercise of discretion under this Section 4.5 to increase or decrease an amount payable as a Performance Bonus Award shall not result in the increase of amounts payable as Performance Bonus Awards for any Covered Employees.
4.6	Absolute Limit on Amount of Award. Notwithstanding any other provision of the Plan, the maximum Performance Bonus Award payable to any Participant for a Performance Period that it is a full fiscal year will be $10,000,000. For Performance Periods of less than 12 months, the maximum Performance Bonus Award payable for the shorter Performance Period shall be proportionately reduced.

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4.7	Clawback Policy. All Performance Bonus Awards are subject to the Clawback Policy adopted by the Company’s Board of Directors and as may be amended from time to time. For the avoidance of doubt, the Clawback Policy that applies to Performance Bonus Awards shall at all times comply with the requirements of the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. Moreover, the Compensation Committee may impose other such clawback, recovery or recoupment provisions in the written statement referenced above in Section 4.1 as the Compensation Committee deems necessary or appropriate.
4.8	Adjustment of Performance Bonus Awards. The Compensation Committee shall adjust the calculation of the Performance Measures and the applicable Performance Milestones in the event of the occurrence during the Performance Period of any of the following:
	(a)	Extraordinary, unusual or non-recurring items of gain or loss;
	(b)	Gains or losses on the disposition of a business, a segment of a business, or significant assets outside the ordinary course of business;
	(c)	Changes in tax or accounting standards, principles, regulations or laws;
	(d)	The effect of a merger or acquisition, including all financial results derived therefrom during the period from the merger or acquisition date through the end of the Performance Period in which the merger or acquisition occurred;
	(e)	Gains or losses due to non-cash adjustments which relate to the valuation of long-term assets rather than current-year performance (including but not necessarily limited to gain or loss recognized from store closures, lease terminations, pension adjustments and mark-to-market adjustments); and
	(f)	The impact of other similar occurrences outside the Company’s core, on-going business activities (including but not necessarily limited to litigation or tax reserves, financing activities, foreign exchange rate fluctuations and restructuring charges).
The Compensation Committee shall make an adjustment as is necessary to prevent reduction or enlargement of Participants’ Performance Bonus Awards under the Plan for such Performance Period attributable to such transaction or event described above. For a Covered Employee, the Compensation Committee’s determination of an adjustment shall comply with Section 4.5 above. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE V	Form and timing of Payment

5.1	Normal Form. The normal form of payment of Performance Bonus Awards will be cash, paid as soon as practicable following the Compensation Committee’s certification of the Performance Bonus Awards, but not later than the end of the calendar year containing the last day of the Plan Year to which the Award relates, and no one shall have the discretion or authority to extend this deadline. All Award payments are subject to federal, state, and local laws regarding taxes and other deductions in effect on the date of payment.
5.2	Election to Receive Company Stock. The Compensation Committee has the sole and exclusive discretion to determine whether and when the Company may either (a) pay, or (b) allow a Participant to elect to receive, all or a portion of an Award in the form of long-term incentive awards based on the Common Stock of the Company (“Incentive Grants”). The number of shares of Incentive Grants to be received by the Participant shall be based on the fair market value of the Common Stock as of the last market trading day of the applicable Performance Period. Incentive Grants (including shares of Common Stock) will be issued under the 2010 Equity Incentive Plan (“Incentive Plan”) and any successor plan to the Incentive Plan.

ARTICLE VI	Administrative Provisions

6.1	Authority of Compensation Committee. Subject to Section 6.2, the Compensation Committee has the right and authority, in its sole and absolute discretion, to:
	(a)	adopt, amend, or rescind administrative and interpretative rules, policies, and procedures relating to the Plan;
	(b)	construe and interpret the terms of the Plan;
	(c)	make all other determinations necessary or advisable for administering the Plan;
	(d)	exercise the powers conferred on the Compensation Committee under the Plan;
	(e)	correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems appropriate to effectuate the purpose of the Plan;
	(f)	amend, modify, suspend, or terminate the Plan at any time; and
	(g)	delegate administration of the Plan to one or more officers of the Company, and the term “Delegates” shall apply to any officer or officers of the Company to whom such authority has been delegated. If administration is delegated to Delegates under this subparagraph (g), Delegates shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Compensation Committee, including the power to delegate to a sub-delegate or sub-delegates any of the administrative powers Delegates are authorized to exercise (and references in this Plan to the Compensation Committee shall thereafter be to Delegates or sub-delegates, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Compensation Committee. The Compensation Committee may cancel a prior delegation to Delegates at any time, in which case all previously delegated administrative authority shall revert back to the Compensation Committee, subject to future delegation under this subparagraph (g).
6.2	Limits on Authority. Except as otherwise provided in Article IV, the Compensation Committee has no discretionary authority to increase the amount of a Performance Bonus Award or to accelerate the payment of an Award under this Plan. In addition, the scope of the Compensation Committee’s amendment authority under Section

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6.1(f) shall be limited to those amendments which can be adopted without shareholder approval under applicable laws, regulations or rules (such as the then-current rules of the New York Stock Exchange, the Securities and Exchange Commission, or as required by Section 162(m)); provided, however, that any such amendment that is later ratified by the Company’s shareholders shall be retroactively effective to the extent allowed by such rules.
6.3	Compliance with Code Section 409A. Performance Bonus Awards under the Plan are intended to comply with IRC Section 409A and all Performance Bonus Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretative guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Compensation Committee determines that any Award does not comply with IRC Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Compensation Committee determines are necessary and appropriate to (a) exempt the Plan and the Award from application of IRC Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or (b) comply with the requirements of IRC Section 409A.

ARTICLE VII	Limitation of Rights

7.1	Not Employment Contract. Nothing in the Plan, including an employee’s eligibility to participate in the Plan, will confer on such employee the right to continued employment with the Company or any subsidiary thereof or any limitation on the right of the Company or any subsidiary to terminate the employment of any Participant. The loss of any existing or potential value of Performance Bonus Awards will not constitute an element of damages, or otherwise be recoverable, in any cause of action related to the termination of a Participant’s employment, regardless of the reason for such termination.
7.2	Assignment and Alienation. No Participant shall have the right to alienate, sell, transfer, pledge, or encumber his or her actual or anticipated right to receive a Performance Bonus Award under the Plan.
7.3	Unfunded Plan. The Plan constitutes an unfunded, unsecured commitment of the Company. No Participant shall have any lien on any assets of the Company or any subsidiary thereof by reason of any actual or anticipated right to receive a Performance Bonus Award.
7.4	Indemnification. No member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Performance Bonus Awards paid under the Plan. The Company will indemnify, defend, and reimburse members of the Compensation Committee in relation to any claim, loss, damage, or expenses (including attorney fees and costs) arising from the Compensation Committee’s good faith performance of duties under the Plan to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance policy or indemnification agreement. The Company reserves the right to select counsel to defend any litigation covered by this Section 7.4.
7.5	Future of Plan. The adoption, modification, or amendment of the Plan does not imply or impose an obligation on the Company to continue or adopt the same plan, or any modification of the Plan, or any other incentive compensation plan, for any future period.
7.6	Governing Law. The laws of the state of Washington shall govern the Plan, to the extent not preempted by the IRC or other federal law.
7.7	Successors. The Plan shall be binding on the Company and on any successors thereto.
7.8	Effective Date. The amended and restated Plan has been adopted by the Compensation Committee as of February 24, 2016. The effective date of this amended and restated Plan (the “Effective Date”) shall be January 31, 2016, which is the first day of the Company’s fiscal year starting in calendar year 2016, provided that it is approved by the holders of a majority of the shares of Company Common Stock present, or represented, and entitled to vote at the next annual meeting of shareholders of the Company held subsequent to the Effective Date. If the Plan is not approved by shareholders as described in this Section 7.8, the amendments to the Plan approved by the Compensation Committee on February 24, 2016 shall be null and void.

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Appendix B	Reconciliation of GAAP and Non-GAAP Financial Measures

Incentive Earnings before Interest and Income Tax Expense (“Incentive EBIT”) and Incentive Return on Invested Capital (“Incentive ROIC”)

We incorporate Incentive EBIT and Incentive ROIC in our executive incentive compensation measures. These measures contemplate nonoperating related adjustments.

Incentive EBIT represents net earnings before income tax expense, interest expense and interest income, and contemplates nonoperating related adjustments. We define Incentive ROIC as our net operating profit after tax divided by our average invested capital using the trailing 12-month average, and contemplates nonoperating related adjustments. These metrics are not measures of financial performance under generally accepted accounting principles (“GAAP”) and should be considered in addition to, and not as a substitute for, net earnings, return on assets, total assets or other financial measures prepared in accordance with GAAP. Our method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measures calculated under GAAP which are most directly comparable to Incentive EBIT and Incentive ROIC are net earnings and return on assets which are reconciled below.

	12 fiscal months ended
($ in millions)	January 30, 2016	January 31, 2015
Net earnings	$600	$720
Add: income tax expense	376	465
Add: interest expense, net	125	138
Earnings before interest and income tax expense	1,101	1,323
Add: nonoperating related adjustments	145	68
Incentive EBIT	1,246	1,391
Add: interest income	—	1
Incentive ROIC earnings before interest and income tax expense	1,246	1,392
Add: rent expense	176	137
Less: estimated depreciation on capitalized operating leases(a)	(94)	(74)
Net operating profit	1,328	1,455
Less: estimated income tax expense	(512)	(561)
Net operating profit after tax	$816	$894
Average total assets	$9,076	$8,860
Less: average non-interest-bearing current liabilities	(2,993)	(2,730)
Less: average deferred property incentives	(548)	(502)
Add: average estimated asset base of capitalized operating leases(b)	1,236	1,058
Add (Less): nonoperating related adjustments	623	(100)
Average invested capital	$7,394	$6,658
Return on assets	6.6%	8.1%
Incentive ROIC	11.0%	13.6%
(a)	Capitalized operating leases is our best estimate of the asset base we would record for our leases that are classified as operating if they had met the criteria for a capital lease or we had purchased the property. Asset base is calculated as described in footnote (b) below.
(b)	Based upon the trailing 12-month average of the monthly asset base. The asset base for each month is calculated as the trailing 12 months rent expense multiplied by eight. The multiple of eight times rent expense is a commonly used method of estimating the asset base we would record for our capitalized operating leases described in footnote (a).

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Appendix C	Audit Committee Charter

As amended February 24, 2016

Purpose and Scope

The primary function of the Audit Committee of the Board of Directors (the “Committee”) is to represent and assist the Board in fulfilling its oversight responsibilities by reviewing and appraising:

1.	The integrity of the Company’s financial statements

2.	The accounting, auditing and financial reporting processes of the Company;

3.	The management of business and financial risk and the internal controls environment;

4.	The Company’s compliance with legal and regulatory requirements and the ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;

5.	Reports resulting from the performance of audits by the independent auditor and the internal auditor;

6.	The qualifications, independence and performance of the Company’s independent auditors; and

7.	The performance of the Company’s internal audit function.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Audit Committee shall annually review the Audit Committee’s own performance.

Authority

In fulfilling its responsibilities, the Committee shall:

1.	Have authority to conduct or authorize investigations into any relevant matters;

2.	Have authority to access Company records, information, facilities and personnel;

3.	Have sole authority to engage, evaluate and terminate the Company’s independent registered public accounting firm (“independent auditor”), which independent auditor shall report directly to the Committee;

4.	Have direct access to the independent auditor, the head of internal audit as well as anyone within the Company;

5.	Be directly responsible for the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting;

6.	Have sole authority to pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors;

7.	Have authority to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit services, internal control-related services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

8.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters; and

9.	Have the resources and the sole authority to engage any consultants, legal counsel or advisors to provide services the Committee deems necessary and advisable to carry out the foregoing responsibilities, to approve all of the terms of such engagement including compensation, and to terminate any such engagement.

Committee Composition, Meetings and Administrative Matters

1.	Member Requirements. Audit Committee members shall meet the requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) as follows:

•	Number of Directors. The Committee shall consist of at least three independent directors.

•	Independent Directors Only. As defined by the NYSE and the SEC.

•	Finance/Accounting Qualifications. All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, including at least one member with accounting or related financial management expertise.

•	“Audit Committee Financial Expert.” At least one member will qualify as an “audit committee financial expert”, as defined by the SEC, and the identity of the audit committee financial expert shall be disclosed in the Company’s annual report on Form 10-K.

•	Simultaneous Service. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must make a determination that the simultaneous service does not impair the effectiveness of that member.

2.	Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board based on the recommendation of the Corporate Governance and Nominating Committee and members’ independence shall be confirmed by the Board during the appointment process.

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3.	Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.

4.	Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company’s independent auditors, or others be present at Committee meetings.

5.	Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

6.	Private Communications. At each Committee meeting, there shall be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors in separate executive sessions.

7.	Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

8.	Audit Committee Charter Update and Disclosure. The Committee shall, at least annually and in conjunction with the Corporate Governance and Nominating Committee, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

9.	Proxy Statement Disclosure. The Company shall post an electronic copy of the Charter on the Company’s website and disclose the availability of the Charter and the website in the Company’s proxy statement in accordance with Securities and Exchange Commission regulations.

10.	Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members’ independence, and the Committee reevaluated its Charter within the last year.

11.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of:

•	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee.

Corporate Accounting, Auditing, Financial Controls and Reporting

1.	Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, and other significant matters of judgment.

2.	Quarterly Financial Statements and Independent Auditor’s Review. The Committee will review and discuss with financial management and the independent auditors the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of Form 10-Q. The Committee Chairperson will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with PCAOB Auditing Standard 16, Communication With Audit Committees (AS 16); SEC Regulation S-X Rule 2-07, Communication with Audit Committees (Rule 2-07); PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	Annual Financial Statements and Independent Auditor’s Audit Results. Prior to filing Form 10-K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Committee will discuss with the independent auditors those matters required in accordance with AS 16, Rule 2-07, Rule 3526, the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

5.	Significant Deficiencies and/or Material Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant deficiencies and/or material weaknesses, audit problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review shall include management’s timetable and corrective action plans.

6.	Internal Controls Report. Prior to filing Form 10-K, the Committee will review with the independent auditors, internal audit and management, the Company’s internal controls report.

7.	Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company’s audited financial statements in the annual report on Form 10-K.

8.	Earnings Press Releases and Financial Guidance. The Committee will discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	Proxy Disclosure - Annual Audit Committee Report to Shareholders. The Committee will annually review a report for inclusion in the proxy statement.

NORDSTROM, INC. - 2016 Proxy Statement	C-2

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Risk Oversight

1.	Review reports from management on the Company’s enterprise risk management program. Review with management the framework for assessing and managing the risk exposures of the Company, including compliance, financial and operational risks[1] and the steps management has taken to monitor and control them.

2.	Review and assess the Company policies and procedures relating to risk assessment, management and reporting, including limits and tolerances, risk roles and responsibilities, risk mitigation decisions and risk-related assumptions.

3.	Review quarterly the update on the Enterprise Risk Mapping and the activities of the Company’s Enterprise Risk Management Committee.

4.	Coordinate with the other Committees of the Board or other relevant governance bodies the oversight of specific risks.

Legal, Regulatory, Ethics & Compliance

1.	Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

2.	Compliance Programs. The Committee shall periodically review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics. The Committee shall also recommend any changes to the Company’s compliance programs to the Board for its approval, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards.

3.	Complaint Procedures. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submissions by Company employees about any questionable accounting or auditing practices

Independent Auditor

1.	Independent Auditor Appointment. The independent auditor is ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, including the approval of any significant non-audit relationship with the independent auditor and resolution of disagreements between management and the independent auditor regarding financial reporting. The appointment by the Audit Committee of the independent auditor may be put before the shareholders for an advisory vote.

2.	Independent Auditor’s Plan and Fees. The Committee will review and discuss with the independent auditors their risk assessment, scope and approach, and related fees, for the annual audit. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.

3.	Independent Auditor Independence and performance. The Committee shall require from the independent auditor formal written disclosures regarding the independent auditor’s independence consistent with PCAOB rules and, at least annually, obtain and review a report describing their internal quality control procedures, any material issues raised by recent internal quality control, peer or governmental reviews of the firm, any inquiry or investigation by governmental or professional authorities within the last five years respecting independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

4.	Rotation Matters. The Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for the concurring review of the audit as required by law. The Committee shall also periodically review whether to request proposals for the engagement of the independent auditing firm.

1	Examples of areas of risk oversight include but are not limited to:
a.	Retail operations, supply chain management, protection of intellectual property and technology, business interruption and contingency planning;
b.	Financial reporting accuracy and completeness
c.	Product liability, and Regulatory compliance
d.	Privacy and data security and protection

NORDSTROM, INC. - 2016 Proxy Statement	C-3

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Internal Auditor

1.	Appointment of Vice President (“VP”) of Internal Audit. The Committee shall review and approve the appointment, replacement or dismissal of the VP of Internal Audit.

2.	The Committee will review and discuss with internal audit the process used to assess risks and develop appropriate annual plans to audit and provide assurance on adequate mitigation of the Company’s key risks.

3.	The Audit Committee will approve the internal audit risk assessment and the related internal audit plan annually.

4.	The Committee will review and discuss the budget (including principal line items) and staffing required for the annual audit plan to be implemented by the internal audit function, the risk assessment methodology used in preparing the audit plan, the adequacy of their resources (including staff levels and turnover rates), and the appropriateness of their access within the Company to perform their work.

5.	The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.

6.	The committee will review at least annually the performance of the internal audit function and an analysis of its ability to discharge its responsibilities. The committee will receive the IIA required External Quality Assessment (QA) every five years.

NORDSTROM, INC. - 2016 Proxy Statement	C-4

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NORDSTROM CARES:
LEAVE IT BETTER
THAN WE FOUND IT

At Nordstrom, our commitment to being a socially responsible company is guided by a simple idea: leave it better than we found it. Our corporate social responsibility (CSR) strategy focuses on ensuring our efforts to take care of our communities and respect the environment also drive meaningful business results.

Our customers and employees have told us transparency around our approach and results is increasingly important to them. To steer our work and hold ourselves accountable, we’ve established measurable targets and report annually on our environmental, human rights and giving programs—including what we’ve accomplished and opportunities to improve.

HERE ARE A FEW OF OUR HIGHLIGHTS FROM 2015:

GIVING — In response to feedback from our customers and employees, we evolved our giving program. Our new 1% Gift Card Give Back program allowed us to increase our giving to support nearly 500 local organizations in every market where we do business through cash grants, and launch our Employee Charitable Match program.

HUMAN RIGHTS — 100% of Nordstrom Product Group (NPG) factories have been audited to our Partnership Guidelines (expectations for following local laws and providing safe and healthy workplaces). When issues were found, we worked with the factories to create corrective plans that will help them sustainably remediate the findings. In addition, together with our long-term manufacturers, we helped provide social development programs such as HERhealth and HERfinance.

ENERGY — We reduced the energy we use per square foot by 7%, bringing our total amount reduced since 2009 to 19%. We’re committed to making an additional 15% reduction by 2020, ensuring we’re doing our part, based on science, to help reduce our contribution to climate change.

WASTE — Thanks to recycling and composting programs in our stores and buildings, the hard work of our employees and the support of our customers, we were able to divert the majority of our waste away from landfills.

PACKAGING AND PAPER — We continued to make changes to help reduce the amount of paper we use, such as finding opportunities to package orders from our Fulfillment Center more efficiently. Moving forward, we’ll be using different paper and fewer pages in our catalogs, which will save 2.1 million pounds of paper in 2016.

Earlier this year, our company leaders established our 2020 CSR goals. These goals take into account our business needs, feedback from many stakeholders and our overall commitment to doing the right thing: reducing our carbon footprint, conserving resources, offering our customers sustainable and healthier products, giving back to our communities and supporting human rights in factories that make our private label products. We share details on those goals, and plans to reach them, in our annual Corporate Social Responsibility Sharing Our Progress Report, which will be posted online at NordstromCares.com. To receive a copy of the report via email, email us at csr@nordstrom.com.

RECYCLING IS ALWAYS IN STYLE. Learn more about our sustainability efforts at nordstromcares.com. ©2016 Nordstrom, Inc. All rights reserved. Printed in the USA. 392337045	nordstrom.com/companyreview | #NORDSTROM

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NORDSTROM

NORDSTROM, INC.
C/O SECRETARY
1700 7TH AVENUE
SEATTLE, WA 98101

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07150-P72725

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORDSTROM, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Shellye L. Archambeau	☐	☐	☐
1b. Tanya L. Domier	☐	☐	☐
1c. Enrique Hernandez, Jr.	☐	☐	☐
1d. Blake W. Nordstrom	☐	☐	☐
1e. Erik B. Nordstrom	☐	☐	☐
1f. Peter E. Nordstrom	☐	☐	☐
1g. Philip G. Satre	☐	☐	☐
1h. Brad D. Smith	☐	☐	☐
1i. Gordon A. Smith	☐	☐	☐
1j. Bradley D. Tilden	☐	☐	☐
1k. B. Kevin Turner	☐	☐	☐
1l. Robert D. Walter	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3. ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION.	☐	☐	☐
4. APPROVAL OF THE AMENDED AND RESTATED NORDSTROM, INC. EXECUTIVE MANAGEMENT BONUS PLAN.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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The Notice and Proxy Statement and Annual Report on Form 10-K are available for **viewing purposes only** at investor.nordstrom.com.

To vote by internet, you must access www.proxyvote.com.

If you vote via telephone or internet, you do not need
to mail back this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07151-P72725

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS
NORDSTROM, INC.
1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1707

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Blake W. Nordstrom and Robert B. Sari, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 19, 2016, at 9:00 a.m. Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707, and any adjournment or postponement thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2, 3 and 4. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder's account in the Nordstrom 401(k) Plan (the "Plan"), the Shareholder hereby directs the Nordstrom, Inc. Retirement Committee (the "Retirement Committee") to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholder's vote of shares held through the Plan is not received by 11:59 p.m. Eastern Daylight Time on May 16, 2016, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

Continued and to be signed on reverse side